UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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SL GREEN REALTY CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SL GREEN REALTY CORP.
420 Lexington Avenue
New York, New York 10170-1881

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on June 19, 2012

Dear Stockholder:

        You are invited to attend the 2012 annual meeting of stockholders of SL Green Realty Corp., a Maryland corporation, which will be held on Tuesday, June 19, 2012, at 11:30 a.m., local time, at The Grand Hyatt New York, 109 East 42nd Street at Grand Central Terminal, New York, New York. At the annual meeting, stockholders will be asked to consider and vote upon the following proposals:

        1.     To elect two Class III directors to serve on our Board of Directors for a three-year term and until their successors are duly elected and qualify;

        2.     To hold an advisory vote on executive compensation as disclosed in these materials; and

        3.     To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

        In addition, stockholders may be asked to consider and vote upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

        Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned, or to which the annual meeting may be postponed.

        Our Board of Directors has fixed the close of business on March 30, 2012 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof.

        We make proxy materials available to our stockholders on the Internet. You can access proxy materials at http://www.proxyvote.com. You also may authorize your proxy via the Internet or by telephone by following the instructions on that website. In order to authorize your proxy via the Internet or by telephone you must have the stockholder identification number that appears on the enclosed Notice of Internet Availability of Proxy Materials. You also may request a paper or an e-mail copy of our proxy materials and a paper proxy card by following the instructions included in the Notice of Internet Availability of Proxy Materials.

By Order of our Board of Directors,
Andrew S. Levine Secretary

Important Notice Regarding the Availability of Proxy Materials for
the Stockholder Meeting to be Held on June 19, 2012.

This proxy statement and our 2011 Annual Report to Stockholders are available at http://www.proxyvote.com

New York, New York
April 30, 2012

        Whether or not you plan to attend the annual meeting, please carefully read the proxy statement and other proxy materials and complete a proxy for your shares as soon as possible. You may authorize your proxy via the Internet or by telephone by following the instructions on the website indicated in the Notice of Internet Availability of Proxy Materials that you received in the mail. You also may request a paper or an e-mail copy of our proxy materials and a paper proxy card at any time. If you attend the annual meeting, you may vote in person if you wish, even if you previously have submitted your proxy. However, please note that if your shares are held of record by a bank, broker or other nominee and you wish to vote in person at the annual meeting, you must obtain a proxy issued in your name from such bank, broker or other nominee.

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SL GREEN REALTY CORP.
420 Lexington Avenue
New York, New York 10170-1881

PROXY STATEMENT

FOR OUR 2012 ANNUAL MEETING OF STOCKHOLDERS
to be held on June 19, 2012

        These proxy materials are being made available in connection with the solicitation of proxies by the Board of Directors, or the Board, of SL Green Realty Corp., a Maryland corporation, for use at our 2012 annual meeting of stockholders to be held on Tuesday, June 19, 2012, at 11:30 a.m., local time, at The Grand Hyatt New York, 109 East 42nd Street at Grand Central Terminal, New York, New York, or at any postponement or adjournment of the annual meeting. References in this proxy statement to "we," "us," "our," "ours," and the "Company" refer to SL Green Realty Corp., unless the context otherwise requires. This proxy statement and a form of proxy have been made available to our stockholders on the Internet, and the Notice of Internet Availability of Proxy Materials has been mailed, on or about April 30, 2012.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the Notice of Internet Availability of Proxy Materials that I received in the mail this year instead of a full set of proxy materials?

        In accordance with rules adopted by the Securities and Exchange Commission, or SEC, we may furnish proxy materials, including this proxy statement and our 2011 annual report to stockholders, by providing access to these documents on the Internet instead of mailing a printed copy of our proxy materials to our stockholders. In accordance with such rules, most of our stockholders already have received a Notice of Internet Availability of Proxy Materials, or the Notice, which provides a website address with instructions for accessing our proxy materials, including this proxy statement, and for requesting printed copies of the proxy materials by mail or electronically by e-mail.

        If you would like to receive a paper or an e-mail copy of our proxy materials for the 2012 annual meeting or for all future annual meetings, you should follow the instructions for requesting such materials included in the Notice. We believe the delivery option that we have chosen this year will allow us to provide our stockholders with the proxy materials they need, while lowering the cost of delivery of the materials and reducing the environmental impact of printing and mailing printed copies.

Who is entitled to vote at the annual meeting?

        Holders of record of our common stock, $0.01 par value per share, at the close of business on March 30, 2012, the record date for the annual meeting, are entitled to receive notice of the annual meeting and to vote at the annual meeting. If you are a holder of record of our common stock as of the record date, you may vote the shares that you held on the record date even if you sell such shares after the record date. Each outstanding share as of the record date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director to be elected. Stockholders do not have the right to cumulate voting for the election of directors.

What is the purpose of the annual meeting?

        At the annual meeting, you will be asked to vote on the following proposals:

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  Proposal 1:  the election of two Class III directors to serve on our Board of Directors for a three-year term and until their successors are duly elected and qualify;

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  Proposal 2:  an advisory vote on executive compensation as disclosed in these materials; and

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  Proposal 3:  the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

        You also may be asked to consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

What constitutes a quorum?

        The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of any business at the annual meeting. As of the record date, there were 88,854,562 shares outstanding and entitled to vote at the annual meeting.

What vote is required to approve each proposal?

        A plurality of all of the votes cast at the annual meeting at which a quorum is present is required for the election of directors. In addition, our Policy on Majority Voting sets forth our procedures if a nominee is elected but receives a majority of withheld votes. In an uncontested election, any nominee for director who receives a greater number of votes withheld from his or her election than votes for such election is required, within ten business days, to tender his or her resignation. Our Nominating and Corporate Governance Committee is required to make a recommendation to the Board with respect to the resignation. The Board is required to take action with respect to this recommendation and to disclose its decision and, if applicable, the Board's reasons for rejecting the tendered resignation. The policy is described more fully below under the caption "Corporate Governance Matters—Policy on Majority Voting."

        A majority of all of the votes cast at the annual meeting at which a quorum is present is required for each of Proposals 2 and 3.

        In respect of Proposal 1 and Proposal 3, we will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions in respect of such Proposals do not constitute a vote "for," "withheld" or "against" and will not be counted as "votes cast." Therefore, abstentions will have no effect on either Proposal 1 or Proposal 3. Broker non-votes with respect to Proposal 1 will be counted as present for quorum purposes, but will have no effect on Proposal 1. There will be no broker non-votes with respect to Proposal 3. Proposal 3 is a routine matter on which brokers are permitted to vote without instructions from the beneficial owner.

        In respect of Proposal 2, abstentions and broker non-votes are not counted as a vote cast, and therefore, will have no effect on this vote. This vote is advisory and non-binding on the Board of Directors, the Compensation Committee and the Company.

Can I change my vote after I submit my proxy card?

        If you cast a vote by proxy, you may revoke it at any time before it is voted by:

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  filing a written notice revoking the proxy with our Secretary at our address;

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  properly signing and forwarding to us a proxy with a later date; or

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  appearing in person and voting by ballot at the annual meeting.

        If you attend the annual meeting, you may vote in person whether or not you previously have given a proxy, but your presence (without further action) at the annual meeting will not constitute revocation of a previously given proxy. Unless you have received a legal proxy to vote the shares, if you hold your shares through a bank, broker or other nominee, that is, in "street name," only that bank, broker or other nominee can revoke your proxy on your behalf.

        You may revoke a proxy for shares held by a bank, broker or other nominee by submitting new voting instructions to the bank, broker or other nominee or, if you have obtained a legal proxy from the bank, broker or other nominee giving you the right to vote the shares at the annual meeting, by attending the annual meeting and voting in person.

How do I vote?

        Voting in Person at the Annual Meeting.    If you hold your shares in your own name as a holder of record with our transfer agent, The Bank of New York Mellon Corporation, and attend the annual meeting, you may vote in person at the annual meeting. If your shares are held by a bank, broker or other nominee, that is, in "street name," and you wish to vote in person at the annual meeting, you will need to obtain a "legal proxy" from the bank, broker or other nominee that holds your shares of record.

        Voting by Proxy.    You should submit your proxy or voting instructions as soon as possible.

        If you received a paper copy of this Proxy Statement.    You can vote by valid proxy received by telephone, electronically via the Internet or by mail. The deadline for voting by telephone or electronically via the Internet is 11:59 p.m., Eastern Daylight Time, on June 18, 2012. If voting by mail, you must:

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  indicate your instructions on the proxy;

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  date and sign the proxy;

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  promptly mail the proxy in the enclosed envelope; and

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  allow sufficient time for the proxy to be received before the date of the annual meeting.

        If your shares are held in "street name" such as in a stock brokerage account, by a bank or other nominee, please follow the instructions you received from your broker or with respect to the voting of your shares.

        If you received a Notice of Internet Availability of Proxy Statement.    Please submit your proxy electronically via the Internet using the instructions included in the Notice. The deadline for voting electronically via the Internet is 11:59 p.m., Eastern Daylight Time, on June 18, 2012.

        If you received an e-mail copy of this Proxy Statement.    Please submit your proxy electronically via the Internet or telephonically using the instructions included on the Proxy Card. The deadline for voting electronically via the Internet or telephonically is 11:59 p.m., Eastern Daylight Time, on June 18, 2012.

        If you have any questions regarding how to authorize your proxy by telephone or via the Internet, please call MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.

        Even if you plan to attend the annual meeting, we recommend that you submit a proxy to vote your shares in advance so that your vote will be counted if you later are unable to attend the annual meeting.

 How is my vote counted?

        If you authorize your proxy to vote your shares electronically via the Internet or by telephone, or, if you received a proxy card by mail and you properly marked, signed, dated and returned it, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, your shares will be voted "for" the election of the nominees for the Class III directors named in this proxy statement, "for" advisory approval of the compensation of our named executive officers and "for" ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. It is not anticipated that any matters other than those set forth in this proxy statement will be presented at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. In addition, since no stockholder proposals or nominations were received on a timely basis, no such matters will be brought to a vote at the annual meeting.

How does the Board recommend that I vote on each of the proposals?

        The Board recommends that you vote:

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  FOR Proposal 1: the election of John H. Alschuler, Jr. and Stephen L. Green as Class III directors to serve on our Board of Directors for a three-year term and until their successors are duly elected and qualify;

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  FOR Proposal 2: the approval, on an advisory basis, of the compensation of our executives; and

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  FOR Proposal 3: the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

What other information should I review before voting?

        Our 2011 annual report, including financial statements for the fiscal year ended December 31, 2011, is being made available to you along with this proxy statement. You may obtain, free of charge, copies of our 2011 annual report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which contains additional information about the Company, on our website at http://www.slgreen.com or by directing your request in writing to SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attention: Investor Relations. The 2011 annual report and the Annual Report on Form 10-K, however, are not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Who is soliciting my proxy?

        This solicitation of proxies is made by and on behalf of the Board.    We will pay the cost of the solicitation of proxies. We have retained MacKenzie Partners, Inc. at an aggregate estimated cost of $7,500, plus out-of-pocket expenses, to assist in the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies personally or by telephone.

How do I change how I receive proxy materials in the future?

        Instead of receiving a Notice of Internet Availability of Proxy Materials in the mail for future meetings, stockholders may elect to receive links to proxy materials by e-mail or to receive a paper copy of the proxy materials and a paper proxy card by mail. If you elect to receive proxy materials by e-mail, you will not receive a Notice of Internet Availability of Proxy Materials in the mail. Instead, you will receive an e-mail with links to proxy materials and online voting. In addition, if you elect to receive a paper copy of the proxy materials, or if applicable rules or regulations require paper delivery of the proxy materials, you will not receive a Notice of Internet Availability of Proxy Materials in the mail. If you received a paper copy of the proxy materials or the Notice of Internet Availability of Proxy Materials in the mail, you can eliminate all such paper mailings in the future by electing to receive an e-mail that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing such documents to you and help us conserve natural resources. You can change your election by directing your request in writing to SL Green

Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attention: Investor Relations, by sending a blank e-mail with the 12-digit control number on your Notice of Internet Availability to sendmaterial@proxyvote.com, via the internet at http://www.proxyvote.com or by telephone at (800) 579-7639. Your election will remain in effect until you change it.

What should I do if I received more than one Notice of Internet Availability of Proxy Materials?

        There are circumstances under which you may receive more than one Notice of Internet Availability of Proxy Materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each such brokerage account. In addition, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability of Proxy Materials. Please authorize your proxy in accordance with the instructions of each Notice of Internet Availability of Proxy Materials separately, since each one represents different shares that you own.

        No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and the representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized.

PROPOSAL 1: ELECTION OF DIRECTORS

        The Board of the Company currently consists of six members and is divided into three classes. Directors in each class serve for a term of three years or until their successors are duly elected and qualify. The term of directors of one class expires at each annual meeting of stockholders.

        At the annual meeting, two directors will be elected to serve until the 2015 annual meeting and until their successors are duly elected and qualify. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated John H. Alschuler, Jr. and Stephen L. Green for election to serve as its Class III directors. Messrs. Alschuler and Green currently are serving as Class III directors. Each of Messrs. Alschuler and Green have consented to being named in this proxy statement and to serve as a director if elected. However, if either of Messrs. Alschuler or Green is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person as the Board nominates.

        A plurality of all of the votes cast at the annual meeting at which a quorum is present in person or by proxy is required for the election of directors. Pursuant to our Policy on Majority Voting, in an uncontested election, any nominee for director who receives a greater number of votes withheld from his or her election than votes for such election is required, within ten business days, to tender his or her resignation. Our Nominating and Corporate Governance Committee is required to make a recommendation to the Board with respect to the resignation. The Board is required to take action with respect to this recommendation and to disclose its decision and, if applicable, the Board's reasons for rejecting the tendered resignation. The policy is described more fully below under the caption "Corporate Governance Matters—Policy on Majority Voting."

        We will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes do not constitute a vote "for," "against" or "withheld" and will not be counted as "votes cast". Therefore, abstentions and broker non-votes will have no effect on this proposal, assuming a quorum is present.

The Board unanimously recommends a vote "FOR" the election of Messrs. Alschuler and Green.

 Information Regarding the Nominees and the Continuing Directors

        The following table and biographical descriptions set forth certain information with respect to the nominees for election as Class III directors at the 2012 annual meeting and the continuing Class II and Class I directors whose terms expire at the annual meetings of stockholders in 2014 and 2013, respectively, based upon information furnished by each director.

Name	Age	Director Since
Class III Nominees (terms will expire in 2015)
John H. Alschuler, Jr.	64	1997
Stephen L. Green	74	1997
Class II Continuing Directors (terms will expire in 2014)
Marc Holliday	45	2001
John S. Levy	76	1997
Class I Continuing Directors (terms will expire in 2013)
Edwin Thomas Burton, III.	69	1997
Craig M. Hatkoff	58	2011

Class III Nominees—Terms Will Expire in 2015

        John H. Alschuler, Jr. has served as one of our directors since 1997 and serves as Chairman of our Compensation Committee, as a member of our Audit, Executive and Nominating and Corporate

Governance Committees and as our Lead Independent Director. Since 2008, Mr. Alschuler has been the Chairman of HR&A Advisors Inc., an economic development, real-estate and public policy consulting organization. Mr. Alschuler also is an Adjunct Associate Professor at Columbia University, where he teaches real estate development at the Graduate School of Architecture, Planning & Preservation. Mr. Alschuler currently serves as Chair of the Board of Directors of Friends of the High Line Inc., a Section 501(c)(3) tax-exempt organization. Mr. Alschuler received a B.A. degree from Wesleyan University and an Ed.D. degree from the University of Massachusetts at Amherst. Mr. Alschuler's achievements in academia and business, as well as his extensive knowledge of commercial real estate, New York City's economy, commercial and other markets in New York City and national and international markets for real estate, and his expertise in inter-governmental relations, allow him to assess the real estate market and the Company's business from a knowledgeable and informed perspective, from which he provides valuable insights into the Company's business. Mr. Alschuler is 64 years old.

        Stephen L. Green has served as our Chairman and a member of the Board since 1997 and serves as the Chairman of our Executive Committee. Mr. Green serves as an executive officer, working in conjunction with our Chief Executive Officer, overseeing our long-term strategic direction. Mr. Green formerly served as our Chief Executive Officer. Mr. Green founded our predecessor, S.L. Green Properties, Inc., in 1980. Prior to our initial public offering in 1997, Mr. Green had been involved in the acquisition of over 50 Manhattan office buildings containing in excess of 4.0 million square feet. Mr. Green also served as Chairman of the Board of Gramercy from August 2004 through June 2009. Mr. Green is an at-large member of the Executive Committee of the Board of Governors of the Real Estate Board of New York and previously has served as Chairman of the Real Estate Board of New York's Tax Committee. Mr. Green also served as a member of the Board of Directors of Stemedica Cell Technologies, Inc. from August 2007 through April 2009. Mr. Green currently serves as a member of the Board of Directors of Streetsquash, Inc., a Section 501(c)(3) tax-exempt organization. Mr. Green also served as a member of the board of trustees of the NYU Langone Medical Center. Mr. Green received a B.A. degree from Hartwick College and a J.D. degree from Boston College Law School. In addition to his industry-wide reputation, Mr. Green's extensive skills and experience in real estate, including founding our predecessor, provide him with invaluable knowledge of and expertise in our business and industry. This experience, particularly his experience having led our predecessor and the Company, contributes depth and context to the Board's discussions of the Company's business. Mr. Green is 74 years old.

Class II Continuing Directors—Terms Will Expire in 2014

        Marc Holliday has served as our Chief Executive Officer since January 2004 and as one of our directors since December 2001. He also serves as a member of our Executive Committee. Mr. Holliday stepped down as our President in April 2007, when Andrew Mathias, our current President, was promoted to that position. Mr. Holliday joined the Company as Chief Investment Officer in July 1998. Mr. Holliday also serves as a director of Gramercy Capital Corp., or Gramercy, and has served in such capacity since 2004. In 2010, Mr. Holliday notified the Board of Directors of Gramercy that he would not stand for election as a director for a new term. However, Mr. Holliday agreed with the Board of Directors of Gramercy that he would remain as a director for an unspecified period of time following Gramercy's 2010 annual meeting. Mr. Holliday remains a director on that basis. In October 2008, Mr. Holliday stepped down from his positions of President and Chief Executive Officer of Gramercy, positions he had held since August 2004. Prior to joining the Company, Mr. Holliday was Managing Director and Head of Direct Originations for New York-based Capital Trust Inc., a mezzanine finance company, where he was in charge of originating direct principal investments for the firm, consisting of mezzanine debt, preferred equity and first mortgages. From 1991 to 1997, Mr. Holliday served in various management positions, including Senior Vice President, at Capital Trust, Inc.'s predecessor, Victor Capital Group, L.P., a private real estate investment bank specializing in advisory services, investment management and debt and equity placements. Mr. Holliday received a B.S. degree in Business and Finance from Lehigh University in 1988 and an M.S. degree in Real Estate Development from Columbia University in 1990. Mr. Holliday's extensive experience and skills in real estate and finance, as well as his role as Chief Executive Officer of the Company, provide him with valuable knowledge of and expertise in our business and industry. Furthermore, Mr. Holliday's presence on the Board facilitates communication between the Board and the Company's senior management. Mr. Holliday is 45 years old.

        John S. Levy has served as one of our directors since 1997 and serves as Chairman of our Nominating and Corporate Governance Committee and as a member of our Audit and Compensation Committees. Mr. Levy retired from Lehman Brothers Inc. in 1995. From 1983 until 1995, at Lehman Brothers (or its predecessors), he served as Managing Director and Chief Administrative Officer of the Financial Services Division, Senior Executive Vice President and Co-Director of the International Division and Managing Partner of the Equity Securities Division. Mr. Levy was associated with A.G. Becker Incorporated (or its predecessors) from 1960 until 1983, where he served as Managing Director of the Execution Services Division, Vice President-Manager of Institutional and Retail Sales, Manager of the Institutional Sales Division, Manager of the New York Retail Office and a Registered Representative. Mr. Levy received a B.A. degree from Dartmouth College. Mr. Levy's extensive skills, experience and sophistication in corporate governance, financial, compensation, legal and commercial matters, including his corporate finance expertise developed at Lehman Brothers, allow him to provide valuable insights into the Company's business and finances. Mr. Levy is 76 years old.

Class I Continuing Directors—Terms Will Expire in 2013

        Edwin Thomas Burton, III has served as one of our directors since 1997 and serves as Chairman of our Audit Committee and as a member of our Compensation and Nominating and Corporate Governance Committees. Mr. Burton is a Professor of Economics at the University of Virginia, and has held teaching positions at York College, Rice University and Cornell University, and has written and lectured extensively in the field of Economics. Mr. Burton also serves as a member of the Board of Trustees of the Virginia Retirement System for state and local employees of the Commonwealth of Virginia, and served as its Chairman from 1997 until March 2001. Mr. Burton also serves as a consultant to numerous companies on investment strategy and investment banking. From 1994 until 1995, Mr. Burton served as Senior Vice President, Managing Director and director of Interstate Johnson Lane, Incorporated, an investment banking firm, where he was in charge of the Corporate Finance and Public Finance Divisions. From 1987 to 1994, Mr. Burton served as President of Rothschild Financial Services, Incorporated (a subsidiary of Rothschild, Inc. of North America), an investment banking company headquartered in New York City that is involved in proprietary trading, securities lending and other investment activities. Mr. Burton also served as a consultant to the American Stock Exchange from 1985 until 1986 and a senior vice president with Smith Barney (or its corporate predecessor) from 1976 until 1984. Since 2004, Mr. Burton has served as a member of the Board of Directors of Chase Investors, a privately-held registered investment advisor. Mr. Burton also has served as a member of the Board of Directors of Capstar Hotel Company, a publicly-traded hotel company, Virginia National Bank, a publicly-traded commercial bank, and SNL Securities, a private securities data company. Mr. Burton received a B.A. degree in Economics from Rice University and a Ph.D. degree in Economics from Northwestern University. In addition to his experience in academia as a seasoned professor of economics, Mr. Burton's extensive skills and experience in corporate governance, financial, compensation and legal matters allow him to provide valuable financial expertise and insights into the Company's business. Mr. Burton has been designated by the Board as an Audit Committee Financial Expert. Mr. Burton is 69 years old.

        Craig M. Hatkoff has served as a member of our Board of Directors and as a member of our Nominating and Corporate Governance Committee since January 2011. Mr. Hatkoff has been active in commercial real estate and community development for more than two decades. He spent 11 years at Chemical Bank, as Co-Head of the real estate investment banking unit, and was a pioneer in commercial mortgage securitization. Mr. Hatkoff was a Co-Founder and Managing Partner of Victor Capital Group, L.P. until it was later acquired by Capital Trust, Inc., where he served as Vice-Chairman and Chairman of the Executive Committee. He left in 2000 to pursue other entrepreneurial and civic endeavors but served as a Director of Capital Trust, Inc. from 1996 until early 2010. Mr. Hatkoff is a co-founder of Tribeca Enterprises, a diversified company best known for New York City's annual Tribeca Film Festival. Mr. Hatkoff is also presently Chairman of Turtle Pond Publications, LLC, and serves on the boards of a number of non-profit organizations including the Tribeca Film Institute which he co-founded, the Desmond Tutu Peace Foundation, Richard Leakey's Wildlife Direct, the Child Mind Institute, The Rock and Roll Hall of Fame, Sesame Workshop, Scholastic's Alliance for Young Artists and Writers and the Borough of Manhattan Community College Foundation. Mr. Hatkoff is the founder of both the Disruptor Foundation and the Owen and Mzee Foundation. Mr. Hatkoff is also on the Board of Directors of Taubman Centers, Inc., where he has served since 2004. From 2002 to 2005, Mr. Hatkoff served as a trustee of the New York City School Construction Authority, the agency responsible for the construction of all public schools in New York City. Mr. Hatkoff's strong background in commercial real estate and real estate finance is well known and respected throughout the New York real estate industry. Mr. Hatkoff's deep understanding of the New York City real estate market matches well with SL Green's core investment and operational focus. Mr. Hatkoff is 58 years old.

Biographical Information Regarding Executive Officers Who Are Not Directors

        Andrew W. Mathias has served as our President since April 2007. Mr. Mathias is in charge of our equity and structured finance investments and oversees our acquisitions and dispositions and our joint venture program. Mr. Mathias joined the Company in March 1999 as Vice President and was promoted to Director of Investments in 2002, a position he held until his promotion to Chief Investment Officer in January 2004, a position that he held until January 2011. In October 2008, Mr. Mathias stepped down from his position as Chief Investment Officer of Gramercy, a position he had held since August 2004. Prior to joining the Company, Mr. Mathias worked at Capital Trust, Inc. and its predecessor, Victor Capital Group, L.P. Mr. Mathias also worked on the high yield and restructuring desk at Bear Stearns and Co. Mr. Mathias received a B.S. degree in Economics from the Wharton School at the University of Pennsylvania. Mr. Mathias is 38 years old.

        James Mead has served as our Chief Financial Officer since November 2010. As Chief Financial Officer Mr. Mead is responsible for our finance, capital markets, investor relations and administration. Before joining the Company, from November 2004 to March 2010, Mr. Mead was Executive Vice President and Chief Financial Officer of Strategic Hotels & Resorts, Inc., a high-end hotel REIT with properties in the U.S., Mexico and Europe, where he directed strategic planning in conjunction with the CEO and board of directors of the company and was responsible for debt and equity financing activities, investor relations, accounting, and domestic and international tax. From April 1993 until October 1999 Mr. Mead was at the California-based apartment REIT Irvine Company Apartment Communities, Inc., where in addition to his responsibilities as Chief Financial Officer he was co-head of the company's property management division. Mr. Mead also worked as head of capital markets for The Irvine Company, a 150 year-old California land development company where he directed the initial public offering of Irvine Company Apartment Communities, Inc., an affiliate of The Irvine Company. Mr. Mead previously worked at JP Morgan in investment banking in New York. A graduate of Tulane University, Mr. Mead holds an MBA from the University of Virginia's Colgate Darden School of Business Administration. Mr. Mead is 52 years old.

        Andrew S. Levine has served as our Chief Legal Officer since April 2007 and as our General Counsel, Executive Vice President and Secretary since November 2000. Prior to joining the Company,

Mr. Levine was a partner in the REIT and Real Estate Transactions and Business groups at the law firm of Pryor, Cashman, Sherman & Flynn, LLP. Prior to joining Pryor, Cashman, Sherman & Flynn, LLP, Mr. Levine was a partner at the law firm of Dreyer & Traub. Mr. Levine received a B.A. degree from the University of Vermont and a J.D. degree from Rutgers School of Law, where Mr. Levine was an Editor of the Law Review. Mr. Levine is 53 years old.

The Board and its Committees

        The Board held six meetings during fiscal year 2011. Each of the directors then in office attended all of the Board meetings held during fiscal year 2011. Two of our directors attended our 2011 annual meeting.

        The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. The current charters for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our corporate website at www.slgreen.com under the "Investors—Corporate Governance" section. Further, we will provide a copy of these charters without charge to each stockholder upon written request. Requests for copies should be addressed to Andrew S. Levine, Secretary, at SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881. From time to time, the Board also may create additional committees for such purposes as the Board may determine.

        Audit Committee.    Our Audit Committee consists of John H. Alschuler, Jr., Edwin Thomas Burton, III (Chairman) and John S. Levy, each of whom is "independent" within the meaning of the rules of the NYSE and the SEC and each of whom meets the financial literacy standard required by the rules of the NYSE. The Board has determined that Mr. Burton is an "audit committee financial expert" as defined in the rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002, as amended. Our Audit Committee's primary purpose is to select and appoint our independent registered public accounting firm and to assist the Board in its oversight of the integrity of the Company's financial statements; the Company's compliance with legal and regulatory requirements; the qualifications and independence of the registered public accounting firm employed by the Company for the audit of the Company's financial statements; the performance of the people responsible for the Company's internal audit function; and the performance of the Company's independent registered public accounting firm. Our Audit Committee also prepares the report that the rules of the SEC require be included in this proxy statement and provides an open avenue of communication among the Company's independent registered public accounting firm, its internal auditors, its management and the Board. Our management is responsible for the preparation, presentation and integrity of our financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviewing our quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q and annually auditing the effectiveness of our internal control over financial reporting and other procedures. Our Audit Committee held seven meetings during fiscal year 2011. Each of the committee members attended all of the meetings of our Audit Committee held during fiscal year 2011. Additional information regarding the functions performed by our Audit Committee is set forth in the "Audit Committee Report" included in this annual proxy statement.

        Compensation Committee.    Our Compensation Committee consists of John H. Alschuler, Jr. (Chairman), Edwin Thomas Burton, III and John S. Levy, each of whom is "independent" within the meaning of the rules of the NYSE. Each member of our Compensation Committee also is a "non-employee director," as defined in Section 16 of the Securities Exchange Act of 1934, as amended.

Our Compensation Committee's primary purposes are to determine how the Company's Chief Executive Officer should be compensated; to administer the Company's employee benefit plans and executive compensation programs; to set policies and review management decisions regarding compensation of the Company's senior executives other than its Chief Executive Officer; and to produce the report on executive compensation that is required to be included in this proxy statement. With respect to the compensation of our executive officers, our Compensation Committee solicits recommendations from our Chief Executive Officer regarding total compensation for all executive officers other than the Chief Executive Officer and reviews his recommendations in terms of total compensation and the allocation of such compensation among base salary, annual bonus amounts and other long-term incentive compensation as well as the allocation of such items between cash and equity compensation. Our Compensation Committee has retained Gressle & McGinley LLC as its independent outside compensation consulting firm and has engaged Gressle & McGinley LLC to provide the Compensation Committee with relevant data concerning the marketplace, our peer group and its own independent analysis and recommendation concerning executive compensation. Gressle & McGinley LLC regularly participates in Compensation Committee meetings. See "Executive Compensation—Compensation Discussion and Analysis." Our Compensation Committee held two meetings during fiscal year 2011. Each of the committee members then in office attended both of the Compensation Committee meetings held during fiscal year 2011.

        Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee consists of John H. Alschuler, Jr., Edwin Thomas Burton, III, Craig M. Hatkoff and John S. Levy (Chairman), each of whom is "independent" within the meaning of the rules of the NYSE. Our Nominating and Corporate Governance Committee's primary purposes are to identify individuals qualified to fill vacancies or newly-created positions on the Board; to recommend to the Board the persons it should nominate for election as directors at annual meetings of the Company's stockholders; to recommend directors to serve on all committees of the Board; and to develop and recommend to the Board governance principles applicable to the Company. During fiscal year 2011, our Nominating and Corporate Governance Committee nominated two Class II directors who were elected at our 2011 annual meeting of stockholders and held three meetings during such fiscal year. Each of the committee members attended all of the Nominating and Corporate Governance Committee meetings held during fiscal year 2011.

        Executive Committee.    Subject to the supervision and oversight of the Board, our Executive Committee, which consists of Stephen L. Green (Chairman), Marc Holliday and John H. Alschuler, Jr., is responsible for, among other things, the approval of our acquisition, disposition and financing of investments; the authorization of the execution of certain contracts and agreements, including those relating to our borrowing of money; and the exercise, in general, of all other powers of the Board, except for such powers that require action by all directors or the Independent Directors under our articles of incorporation or bylaws or under applicable law. Our Executive Committee did not hold any meetings and did not take any actions by written consent during fiscal year 2011, as all matters within its authority were approved by the Board.

 Director Compensation

        Directors of the Company who are also employees receive no additional compensation for their services as directors. The following table sets forth information regarding the compensation paid to our non-employee directors during the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Edwin T. Burton, III	$88,500	$100,001	$139,357	$9,910	$337,768
John H. Alschuler, Jr.	$171,000	$100,001	$139,357	$5,813	$416,171
John S. Levy	$83,500	$100,001	$139,357	$9,605	$332,463
Craig M. Hatkoff	$46,500	$100,001	$141,912	$463	$288,876

(1)
Each of Mr. Burton and Mr. Levy deferred all of their 2011 cash compensation and Mr. Alschuler deferred $67,500 of his 2011 cash compensation pursuant to our Non-Employee Directors' Deferral Program. Deferred compensation can include annual fees, chairman fees and board and committee meeting fees and is credited in the form of phantom or restricted stock units. Mr. Burton received 1,269 units, Mr. Alschuler received 790 units and Mr. Levy received 1,197 units in connection with 2011 cash compensation they elected to defer.

(2)
Amounts shown reflect the full grant date fair value on the date of grant of shares of restricted stock or restricted stock units granted to the directors in 2011, excluding stock units credited in lieu of retainer and meeting fees. The assumptions used to calculate the value of stock awards are set forth under Note 13 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 28, 2012. At December 31, 2011, the aggregate number of stock awards, including phantom stock units, outstanding was as follows: Mr. Burton—26,017; Mr. Alschuler—15,627; Mr. Levy—25,206; and Mr. Hatkoff—1,880.

(3)
Amounts shown reflect the full grant date fair value of option awards granted to the directors in 2011. The assumptions used to calculate the value of stock awards are set forth under Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 28, 2012. At December 31, 2011 (and including 6,000 option awards granted to each of the Independent Directors on January 3, 2012), the aggregate number of option awards outstanding was as follows: Mr. Burton—18,000; Mr. Alschuler—42,000; Mr. Levy—66,000; and Mr. Hatkoff—12,000.

(4)
Represents the value of dividends paid in 2011 on the phantom stock units held by each non-employee director.

        During the fiscal year ended December 31, 2011, each non-employee director received an annual fee of $50,000, except for Mr. Hatkoff, who became a director during 2011 and received a fee of $37,500. Each non-employee director also received $1,500 for each meeting of the Board or a committee of the Board that he attended. The annual fee payable to our non-employee directors is payable quarterly, half in restricted stock and half in cash, unless a non-employee director elects to have the director fee paid 100% in stock or elects to defer all or part of the annual fee pursuant to our Non-Employee Directors' Deferral Program as described below. The meeting fees are paid in cash unless a non-employee director elects to defer all or part of the meeting fees pursuant to our Non-Employee Directors' Deferral Program. One of our non-employee directors who resides outside of New York is reimbursed for expenses of attending Board and committee meetings.

        The Chairman of our Audit Committee, the Chairman of our Compensation Committee, and the Chairman of our Nominating and Corporate Governance Committee received additional annual fees of $10,000, $7,500 and $5,000, respectively, which are payable in cash unless such Chairman elects to defer all or part of such fee pursuant to our Non-Employee Directors' Deferral Program. In addition, each member of our Audit Committee was entitled to receive a fee of $4,000 per meeting for any special meetings of the Audit Committee held independently of Board meetings. There were no special meetings of the Audit Committee held in 2011. The special meeting fees are paid in cash unless a director elects to defer all or part of the meeting fees pursuant to our Non-Employee Directors' Deferral Program. Each non-employee director is also entitled to an annual grant of options to purchase 6,000 shares of our common stock, which are priced at the close of business on the first business day in the year of grant, all of which vest on the date of grant. One third of the shares from each such restricted stock grant vest on each of the first three anniversaries of the grant date, subject to the non-employee director remaining a member of the Board on the vesting date. A non-employee director may elect to defer all or part of the annual stock grant pursuant to our Non-Employee Directors' Deferral Program.

        Effective January 1, 2010, John H. Alschuler, Jr. was appointed Lead Independent Director, as described on pages 22 and 23 under "Board Leadership Structure." In connection with Mr. Alschuler's appointment as Lead Independent Director, Mr. Alschuler is entitled to receive an additional annual retainer of $85,000 payable quarterly, half in cash and half in restricted stock, unless Mr. Alschuler elects to defer all or part of the additional annual retainer pursuant to our Non-Employee Directors' Deferral Program.

        Under our Non-Employee Directors' Deferral Program, our non-employee directors may elect to defer up to 100% of their annual fee, chairman fees, meeting fees and annual stock grant. Unless otherwise elected by a participant, fees deferred under the program will be credited in the form of phantom stock units. The phantom stock units are convertible into an equal number of shares of our common stock upon such director's termination of service from the Board or a change in control of the Company, as defined by the program. Phantom stock units are credited quarterly to each non-employee director using the closing price of our common stock on the first trading day of the respective quarter. In lieu of paying cash dividends on phantom stock units held by participating non-employee directors, each such director's account is credited for an amount of phantom stock units with a value equal to the dividend otherwise payable in respect of each quarter. The grant relating to any portion of director compensation that currently is paid in stock is made under our Second Amended and Restated 2005 Stock Option and Incentive Plan (the "Amended 2005 Plan").

PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS

        In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, our stockholders have the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers. At our 2011 annual stockholder meeting, our stockholders advised on a non-binding basis, by an affirmative vote of a majority of all votes cast, that the Company should hold non-binding advisory votes on executive compensation on an annual basis. On July 14, 2011, the Board determined that it will include future advisory votes on the compensation of our named executive officers in the Company's annual meeting proxy materials every year until the next advisory vote on the frequency of stockholder votes on executive compensation, which will occur no later than the Company's annual meeting of stockholders in 2017. Our executive compensation programs are described in detail in this proxy statement in the section titled "Compensation Discussion and Analysis" and the accompanying tables beginning on page 24. These programs are designed to attract and retain talented individuals who possess the skills and expertise necessary to lead, manage and grow the Company.

        The Compensation Committee regularly reviews all elements of the compensation paid to our named executive officers. The Compensation Committee believes that the Company's present compensation programs, as presented in the Compensation Discussion and Analysis section and the accompanying tables and related narrative disclosure in this proxy statement, promote in the best manner possible our business objectives while aligning the interests of the named executive officers with our stockholders to ensure continued positive financial results, and that our industry-leading results support this conclusion. The Company has continued to deliver positive long-term results to our stockholders, despite the broad economic downturn of the last several years, and remains among the leaders in the REIT industry as well as the broader public stock market for total return to stockholders ("TRS") over the last decade, with the Company's TRS of approximately 201% for the ten-year period through December 31, 2011 significantly outperforming the MSCI REIT Index and S&P 500 Index return of approximately 163% and 33%, respectively, over the same time period. The compensation programs for our named executives are a key ingredient in motivating our executives to continue to deliver such results.

        The affirmative vote of a majority of all the votes cast at the Annual Meeting at which a quorum is present will be required to approve, on an advisory basis, the compensation of our named executive officers. The results of this advisory vote are not binding on the Compensation Committee, the Company or our Board of Directors. Nevertheless, the Board of Directors values input from our stockholders and will consider carefully the results of this vote when making future decisions concerning executive compensation.

        The Board unanimously recommends a vote "FOR" the approval of the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables in this Proxy Statement.

 PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        The Audit Committee of the Board has appointed the accounting firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2012, subject to ratification by our stockholders. Stockholder ratification of the appointment of Ernst & Young LLP is not required by law, the New York Stock Exchange or the Company's organizational documents. However, as a matter of good corporate governance, the Board has elected to submit the appointment of Ernst & Young LLP to the stockholders for ratification at the 2012 annual meeting. If the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the matter, taking into consideration the stockholder vote on the ratification and the advisability of appointing a new independent registered public accounting firm prior to the completion of the 2012 audit and may decide to retain Ernst & Young LLP notwithstanding the vote. Ernst & Young LLP has served as our independent registered public accounting firm since our formation in June 1997 and is considered by our management to be well-qualified. Ernst & Young LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of our subsidiaries in any capacity.

        A representative of Ernst & Young LLP will be present at the annual meeting, will be given the opportunity to make a statement at the annual meeting if he or she so desires and will be available to respond to appropriate questions.

        A majority of all of the votes cast at the annual meeting at which a quorum is present is required for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions do not constitute a vote "for," "against" or "withheld" and will not be counted as "votes cast". Therefore, abstentions will have no effect on this proposal, assuming a quorum is present.

Fee Disclosure

Audit Fees

        Fees, including out-of-pocket expenses, for audit services totaled approximately $2,944,980 in fiscal year 2011 and $3,029,613 in fiscal year 2010. Audit fees include fees associated with our annual audits and related reviews of our annual reports on Form 10-K and quarterly reports on Form 10-Q. In addition, audit fees include Sarbanes-Oxley Section 404 planning and testing, fees for public filings in connection with various property acquisitions, joint venture audits, and services relating to public filings in connection with our preferred and common stock and debt offerings and certain other transactions. Our joint venture partners paid approximately half of the joint venture audit fees. Audit fees also include fees for accounting research and consultations.

Audit-Related Fees

        Fees for audit-related services totaled approximately $57,500 in 2011 and $83,000 in 2010. The audit-related services principally include fees for operating expense audits and agreed-upon procedures projects.

Tax Fees

        No fees were incurred for tax services, including tax compliance, tax advice and tax planning in either 2011 or 2010.

All Other Fees

        No fees were incurred for all other services not included above in 2011 or in 2010.

        Our Audit Committee considers whether the provision by Ernst & Young LLP of any services that would be required to be described under "All Other Fees" would be compatible with maintaining Ernst & Young LLP's independence from both management and the Company.

Pre-Approval Policies and Procedures of our Audit Committee

        Our Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. Non-audit services are considered de minimis if: (1) the aggregate amount of all such non-audit services constitutes less than five percent of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (2) we did not recognize such services at the time of the engagement to be non-audit services; and (3) such services are promptly brought to our Audit Committee's or any of its members' attention and approved by our Audit Committee or any of its members who has authority to give such approval prior to the completion of the audit. None of the fees reflected above were incurred as a result of non-audit services provided by our independent registered public accounting firm pursuant to this de minimis exception. All services provided by Ernst & Young LLP in 2011 were pre-approved by our Audit Committee. Our Audit Committee may delegate to one or more of its members who is an Independent Director the authority to grant pre-approvals.

        The Board unanimously recommends a vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

AUDIT COMMITTEE REPORT

        The following report of the Audit Committee of the Board regarding the responsibilities and functions of our Audit Committee will not be deemed to be incorporated by reference in any previous or future documents filed by us with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference in any such document.

        Our Audit Committee oversees our financial reporting process on behalf of the Board, in accordance with our Audit Committee Charter. Management has the primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, our Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2011 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        Our Audit Committee reviewed and discussed with Ernst & Young LLP, our independent registered public accounting firm, who is responsible for auditing our financial statements and for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the U.S., their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Our Audit Committee received from Ernst & Young LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence, discussed with Ernst & Young LLP their independence from both management and the Company and considered the compatibility of Ernst & Young LLP's provision of non-audit services to the Company with their independence.

        Our Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit. Our Audit Committee met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting, including off-balance sheet investments and our compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

        In reliance on the reviews and discussions referred to above, but subject to the limitations on the role and responsibilities of our Audit Committee referred in the Report, our Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

        The Board has determined that each member of our Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the New York Stock Exchange. The Board also has determined that our Audit Committee has at least one "audit committee financial expert," as defined in Item 401(h) of Securities and Exchange Commission Regulation S-K, such expert being Mr. Edwin Thomas Burton, III, and that he is "independent," as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

        Our Audit Committee held seven meetings during fiscal year 2011 (including sessions with only Independent Directors attending after certain of these meetings). The members of our Audit Committee are not engaged professionally in the practice of auditing or accounting. Committee members rely, without independent investigation or verification, on the information provided to them and on the representations made by management and our independent registered public accounting firm. Accordingly, our Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our Audit Committee's considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (U.S.), that the financial statements are presented in accordance with accounting principles generally accepted in the U.S. or that our registered public accounting firm is in fact "independent."

Submitted by our Audit Committee Edwin Thomas Burton, III (Chairman) John H. Alschuler, Jr. John S. Levy

CORPORATE GOVERNANCE MATTERS

        We are committed to operating our business under strong and accountable corporate governance practices. You are encouraged to visit the "Investors—Corporate Governance" section of our corporate website at http://www.slgreen.com to view or to obtain copies of our committee charters, Code of Ethics, Governance Principles and director independence standards. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You also may obtain, free of charge, a copy of the respective charters of our committees, Code of Ethics, Governance Principles and director independence standards by directing your request in writing to SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attention: Investor Relations. Additional information relating to the corporate governance of the Company also is included in other sections of this proxy statement.

Governance Principles

        The Board has adopted Governance Principles that address significant issues of corporate governance and set forth procedures by which the Board carries out its responsibilities. Among the areas addressed by the Governance Principles are director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluation of the Board and management responsibilities. Our Nominating and Corporate Governance Committee is responsible for, among other things, assessing and periodically reviewing the adequacy of the Governance Principles and will recommend, as appropriate, proposed changes to the Board.

Director Independence

        Our Governance Principles provide that a majority of our directors serving on the Board must be independent as required by the listing standards of the NYSE and the applicable rules promulgated by the SEC. In addition, the Board has adopted director independence standards that assist the Board in making its determinations with respect to the independence of directors. The Board has determined affirmatively, based upon its review of all relevant facts and circumstances and after considering all applicable relationships of which the Board had knowledge, between or among the directors and the Company or our management (some of such relationships are described in the section of this proxy statement entitled "Certain Relationships and Related Transactions"), that each of the following directors and director nominees has no direct or indirect material relationship with us and is independent under the listing standards of the NYSE, the applicable rules promulgated by the SEC and our director independence standards: Messrs. Edwin T. Burton, III, John H. Alschuler, Jr., John S. Levy and Craig M. Hatkoff. The Board has determined that Messrs. Green and Holliday, our two other directors, are not independent because they are also executive officers of the Company.

Code of Ethics

        The Board has adopted a Code of Ethics that applies to our directors, executive officers and employees. The Code of Ethics is designed to assist our directors, executive officers and employees in complying with law and, in resolving moral and ethical issues that may arise and in complying with our policies and procedures. Among the areas addressed by the Code of Ethics are compliance with applicable laws, conflicts of interest, use and protection of the Company's assets, confidentiality, communications with the public, accounting matters, records retention, fair dealing, discrimination, harassment and health and safety.

 Audit Committee Financial Expert

        The Board has determined that Edwin T. Burton, III is our "audit committee financial expert," as defined in Item 401(h) of SEC Regulation S-K, and that he is "independent," as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. Mr. Burton has agreed to serve as our audit committee financial expert.

Communications with the Board

        We have a process by which stockholders and/or other parties may communicate with the Board, individual directors (including the Independent Directors) or Independent Directors as a group. Any such communications may be sent to the Board or any named individual director (including the Independent Directors), by U.S. mail or overnight delivery and should be directed to Andrew S. Levine, Secretary, at SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881. Mr. Levine forwards all such communications to the intended recipient or recipients. Any such communications may be made anonymously.

Whistleblowing and Whistleblower Protection Policy

        Our Audit Committee has established procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of the Company, you may do so in writing to the Chairman of our Audit Committee, c/o Andrew S. Levine, Secretary, SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881. Any such communications may be made anonymously.

Director Attendance at Annual Meetings

        We encourage each member of the Board to attend each annual meeting of stockholders. Two of our directors attended the annual meeting of stockholders held on June 15, 2011.

Identification of Director Candidates

        Our Nominating and Corporate Governance Committee assists the Board in identifying and reviewing director candidates to determine whether they qualify for membership on the Board and recommends director nominees to the Board to be considered for election at our annual meeting of stockholders. Our Nominating and Corporate Governance Committee has adopted a written policy on the criteria and process of identifying and reviewing director candidates.

        Each director candidate must have (1) education and experience that provides knowledge of business, financial, governmental or legal matters that are relevant to the Company's business or to its status as a publicly owned company, (2) an unblemished reputation for integrity, (3) a reputation for exercising good business judgment and (4) sufficient available time to be able to fulfill his or her responsibilities as a member of the Board and of any committees to which he or she may be appointed.

        In making recommendations to the Board, our Nominating and Corporate Governance Committee considers such factors as it deems appropriate. These factors may include judgment, skill, diversity (including diversity of knowledge, skills, professional experience, education, expertise and representation in industries relevant to the Company), ability to bring new perspectives and add to Board discussion and consideration, experience with businesses and other organizations comparable to the Company (including experience managing public companies, marketing experience or experience determining compensation of officers of public companies), the interplay of the candidate's experience with the experience of other Board members, the candidate's industry knowledge and experience, the ability of a nominee to devote sufficient time to the affairs of the Company, any actual or potential conflicts of interest and whether the candidate meets the NYSE independence criteria, the extent to which the candidate generally would be a desirable addition to the Board and any committees of the Board, qualifications to serve on appropriate Board committees (including financial acumen), technological literacy, strategic insight, familiarity with desired markets or regions, ability to make independent and analytical judgments, ability to introduce the Company to business or other opportunities, reputation in the corporate governance community, personal rapport with senior officers of the Company, risk management skills and effective communication skills. Such matters are considered in light of the skills, qualifications and diversity of the other members of the Board.

        The Nominating and Corporate Governance Committee ensures that the potential nominee is not an employee or agent of and does not serve on the board of directors or similar managing body of any of our competitors and determines whether the potential nominee has an interest in any transactions to which we are a party.

        Prior to a vote as to whether a potential nominee is recommended to the Board of Directors, each member of the Nominating and Corporate Governance Committee is provided reasonable access to such potential nominee. Such access includes a reasonable opportunity to interview such potential nominee in person or by telephone and to submit questions to such potential candidate. In addition, each potential nominee provides the Nominating and Corporate Governance Committee with a written detailed biography and identify on which committees of the Board, if any, the potential nominee would be willing to serve.

        Our Nominating and Corporate Governance Committee may solicit and consider suggestions of our directors or management regarding possible nominees. Our Nominating and Corporate Governance Committee also may procure the services of outside sources or third parties to assist in the identification of director candidates.

        Our Nominating and Corporate Governance Committee may consider director candidates recommended by our stockholders. Our Nominating and Corporate Governance Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board. Any recommendations by stockholders are to follow the procedures outlined under "Stockholder Proposals" in this proxy statement and should provide the reasons supporting a candidate's recommendation, the candidate's qualifications and the candidate's written consent to being considered as a director nominee. No director candidates were recommended by our stockholders for election at the 2012 annual meeting.

Executive Sessions of Non-Management Directors

        Our Governance Principles require the non-management directors serving on the Board to meet in an executive session at least annually without the presence of any directors or other persons who are part of our management. In accordance with such requirement, the Independent Directors, who currently comprise all of the non-management directors, meet in executive sessions from time to time on such a basis. The executive sessions are regularly chaired by the chair of the Board committee (other than the Executive Committee) having jurisdiction over the particular subject matter to be discussed at the particular session or portion of a session.

Disclosure Committee

        We maintain a Disclosure Committee consisting of members of our executive management and senior employees. Our Disclosure Committee meets at least quarterly. The purpose of our Disclosure Committee is to bring together representatives from our core business lines and employees involved in the preparation of our financial statements so that the group can discuss any issues or matters of which the members are aware that should be considered for disclosure in our public SEC filings. Our Disclosure Committee reports to our Chief Executive Officer and Chief Financial Officer.

Policy on Majority Voting

        The Board has adopted a policy on majority voting in the election of directors. Pursuant to this policy, in an uncontested election of directors, any nominee who receives a greater number of votes withheld from his or her election than votes for his or her election will, within ten business days following the certification of the stockholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider the resignation and, within 60 days following the date of the stockholders' meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of the resignation.

        Under the policy, the Board will take formal action on the recommendation no later than 90 days following the date of the stockholders' meeting. In considering the recommendation, the Board will consider the information, factors and alternatives considered by the Nominating and Corporate Governance Committee and such additional factors, information and alternatives as the Board deems relevant. We will publicly disclose, in a Form 8-K filed with the SEC, the Board's decision within four business days after the decision is made. The Board also will provide, if applicable, the Board's reason or reasons for rejecting the tendered resignation.

Board Leadership Structure

        As noted above, our Board currently is comprised of four independent and two employee directors. Mr. Green has served as Chairman of the Board since 1997 and serves as an executive officer, working in conjunction with Mr. Holliday, our Chief Executive Officer. The Board has appointed Mr. Alschuler, one of the Independent Directors, as Lead Independent Director. We believe that the number of independent, experienced directors that make up our Board, along with the independent oversight of our Lead Independent Director, benefits the Company and its stockholders.

        We recognize that different board leadership structures may be appropriate for companies in different situations, and that no one structure is suitable for all companies. Our current Board leadership structure is optimal for us because it demonstrates to our employees, suppliers, customers and other stakeholders that the Company is under strong leadership, coordinated closely between a separate Chief Executive Officer and Chairman of the Board. In our judgment, the Company, like many companies, has been well-served by this leadership structure.

        To facilitate the role of the Independent Directors, the Board has determined that it is appropriate for the Independent Directors to appoint one Independent Director to serve as Lead Independent Director. In addition to presiding at executive sessions of Independent Directors, the Lead Independent Director has the responsibility to: (1) consult with the Chief Executive Officer as to an appropriate schedule and agenda for each Board meeting, seeking to ensure that the Independent Directors can perform their duties effectively and responsibly, (2) ensure the Independent Directors have adequate resources, especially by way of full, timely and relevant information to support their decision making, (3) advise the Chief Executive Officer as to the quality, quantity and timeliness of the information submitted by the Company's management that is necessary or appropriate for the Independent Directors to effectively and responsibly perform their duties, (4) recommend to the Board and the Board Committees the retention of advisers and consultants who report directly to the Board, (5) ensure that Independent Directors have adequate opportunities to meet and discuss issues in sessions of the Independent Directors without management present and, as appropriate, call meetings of the Independent Directors, (6) serve as Chairman of the sessions of the Independent Directors, (7) serve as principal liaison between the Independent Directors and the Chief Executive Officer of the

Company and between the Independent Directors and senior management, (8) communicate to management, as appropriate, the results of private discussions among Independent Directors, (9) chair the meetings of the Board when the Chairman is not present, (10) with respect to questions and comments directed to the Lead Independent Director or to the Independent Directors as a group, determine the appropriate means of response, with such consultation with the Chief Executive Officer and other directors as the Lead Independent Director may deem appropriate and (11) perform such other duties as the Board from time to time may delegate. Mr. Alschuler currently is serving as the Lead Independent Director.

        Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. The annual evaluation includes the Independent Directors meeting separately with outside counsel to review the effectiveness of and to discuss possible improvements to the Company's corporate governance practices. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for the Company and its stockholders. Our Governance Principles provide the flexibility for our Board to modify or continue our leadership structure in the future, as it deems appropriate.

Risk Oversight

        Our Board is responsible for overseeing the Company's risk management process. The Board focuses on the Company's general risk management strategy and the most significant risks facing the Company, and ensures that appropriate risk mitigation strategies are implemented by management. The Board also is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

        The Board has delegated to the Audit Committee oversight of the Company's risk management process. Among its duties, the Audit Committee reviews with management (a) the Company policies with respect to risk assessment and management of risks that may be material to the Company, (b) the Company's system of disclosure controls and system of internal controls over financial reporting and (c) the Company's compliance with legal and regulatory requirements. The Audit Committee also is responsible for reviewing major legislative and regulatory developments that could have a material impact on the Company's contingent liabilities and risks. Our other Board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

        In addition, the Compensation Committee considers the risks to the Company's stockholders and to achievement of our goals that may be inherent in the Company's compensation program.

        The Company's management is responsible for day-to-day risk management, including the primary monitoring and testing function for company-wide policies and procedures, and management of the day-to-day oversight of the risk management strategy for the ongoing business of the Company. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels.

        We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

Clawback Policy

        The Board has adopted a clawback policy under which any incentive payments made to a named executive officer on the basis of having met or exceeded performance targets during a period of fraudulent activity for which such executive is found personally responsible may be recouped by the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        This section of our proxy statement discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to, and earned by, our named executive officers and places in perspective the data presented in the tables and narrative that follow.

        Throughout this proxy statement, the individuals who served as our Chief Executive Officer and Chief Financial Officer during our 2011 fiscal year, as well as the other individuals included in the "Summary Compensation Table" on page 42, are referred to as the "named executive officers," or our "executives."

Executive Summary

        The quality, abilities and dedication of our named executive officers are critical factors that drive the long-term value of the Company. Therefore, one of the primary objectives of our Compensation Committee is to ensure that the Company provides a competitive and comprehensive compensation program that allows us to attract, retain and appropriately motivate a top-performing executive management team to achieve success in a highly-competitive New York City commercial real estate industry. The effectiveness of our compensation program is evidenced by the shoulder-to-shoulder alignment of management and stockholder interests that has been fostered over many years and which has contributed to our continued market-beating results as demonstrated by (i) our total return to shareholders ("TRS") performance of 171% for the three-year period ended December 31, 2011 that placed us at the top of our peer group and significantly outperformed the MSCI US REIT Index and S&P 500 return of approximately 80% and 49%, respectively, over the same time period, and (ii) our TRS of approximately 201% for the ten-year period ended December 31, 2011 that significantly outperformed the MSCI REIT Index and S&P 500 Index return of approximately 163% and 33%, respectively, over the same time period.

        In addition to our industry-beating market performance, we further achieved several important operating goals in 2011, including (i) executing leases in 2011 totaling approximately 2.37 million square feet of office space in Manhattan at a mark-to-market on such leases of approximately 7.3% higher, on average, than the previously fully escalated rents on the same office spaces, (ii) achieving, as of December 31, 2011, a combined same store occupancy rate in Manhattan of 95.4% as compared to 94.6% as of year-end 2010 (excluding 100 Church Street, which is in lease-up), (iii) successfully executing a multi-faceted capital markets strategy during 2011, including raising a gross total of approximately $525 million through at-the-market equity offering programs and raising approximately $250 million through the issuance of seven-year senior notes, (iv) continuing execution of a prudent risk- and debt- management strategy and (v) demonstrating sound operating performance as evidenced by attaining full-year funds from operations ("FFO") of $4.88 per diluted share before transaction related costs, combined same-store GAAP net operating income growth of approximately $697 million, or 3%, as compared to the prior year which exceeded our objective for same-store GAAP net operating income growth, and funds available for distribution which exceeded our objective by $61 million. Refer to page 62 of the Company's Annual Report on Form 10-K for the year ended December 31, 2011 for a reconciliation of FFO to net income attributable to our common stockholders.

        In keeping with our strong pay-for-performance policy, the following actions were taken during or shortly after fiscal year 2011:

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  Total direct compensation for 2011 was paid to our named executive officers in amounts that were generally consistent with 2010 levels, including increases of less than 1% with respect to our Chief Executive Officer and our Chairman. Our Compensation Committee determined that keeping total direct compensation levels for 2011 generally in line with 2010 levels was appropriate given our significant market and operating achievements for 2011, as highlighted above, in light of the continued challenging economic and business environment.

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  2011 bonus awards for our named executive officers were generally in line with 2010 levels.

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  In 2011, in order to further align the interests of our named equity officers and our stockholders, we provided a significantly larger portion of the bonus for 2011 in the form of equity awards that included a two-year restriction on transfer.

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  We maintained our policy of ensuring that all executive employment agreements provide for severance consideration in connection with a change of control that excludes excise tax gross-up provisions, and further that any severance payments and benefits that may be received in connection with a change of control be subject to a double trigger payout provision.

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  As part of our continued efforts to ensure a significant portion of total compensation for our senior executive management team is in the form of performance-based incentive awards, in August 2011 our Compensation Committee approved the terms of the 2011 Outperformance Plan. Under the terms of the 2011 Outperformance Plan, participants have the opportunity to earn equity awards if and only if designated TRS targets are achieved over a three-year performance period and so long as the participants remain employees of the Company for a three to four year period, thus creating further alignment of management and stockholder interests. The 2011 Outperformance Plan is complementary to our 2010 Notional Unit Plan, as the baseline stock price for measuring performance under our 2011 Outperformance Plan exceeds the stock price at which maximum stock price appreciation would be achieved under the 2010 Notional Unit Plan.

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  In December 2011, in connection with our Compensation Committee's monitoring and review of evolving "best practices," including an assessment of the feedback provided by proxy advisory firms Institutional Shareholder Services ("ISS") and Glass Lewis in their 2011 proxy research reports, and in furtherance of our Compensation Committee's ongoing efforts to foster an ownership culture among our senior leadership team, we adopted stock ownership guidelines for our senior executives and Independent Directors, as described in more detail below, under which our senior executives and Independent Directors are required to maintain a minimum ownership level of Company stock.

Objectives of Our Compensation Program

        Our Compensation Committee has adopted an executive compensation philosophy designed to achieve the following objectives:

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  To provide performance-based incentives that create a strong alignment of management and stockholder interests;

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  To attract and retain leadership talent in a market that is highly competitive for New York City commercial real estate management talent; and

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  To achieve an appropriate balance between risk and reward in our compensation programs that does not create incentives for unnecessary or excessive risk taking.

        In order to reach these goals, our Compensation Committee, in consultation with our Chief Executive Officer and the Compensation Committee's independent compensation consultant, has adopted executive compensation practices that follow a pay-for-performance philosophy. Our primary business objective of maximizing TRS through growth in FFO while seeking appreciation in the value of our investment properties demands a long-term focus. Our executive compensation programs, therefore, both currently and historically, have been based heavily on the achievement of both annual and multi-year performance measures.

        A substantial portion of the named executive officers' compensation has been provided in the form of equity subject to significant back-ended vesting requirements. These equity incentives were designed in order to (i) ensure that management maintains a long-term focus that serves the best interests of stockholders and (ii) attract, retain and motivate an experienced and talented executive management team in the highly competitive New York City commercial real estate market.

How We Determine Executive Compensation

        Our Compensation Committee determines compensation for our named executive officers and is comprised of three of our Independent Directors, John H. Alschuler, Jr. (Chairman), Edwin Thomas Burton, III and John S. Levy. Our Compensation Committee exercises independent discretion in respect of executive compensation matters and administers our equity incentive programs, including reviewing and approving equity grants to our executives pursuant to our Amended 2005 Plan. Our Compensation Committee operates under a written charter adopted by the Board, a copy of which is available on our website at http://www.slgreen.com.

        Our Compensation Committee has retained Gressle & McGinley LLC as its independent outside compensation consulting firm and has engaged Gressle & McGinley LLC to provide the Compensation Committee with relevant data concerning the marketplace, our peer group and its own independent analysis and recommendations concerning executive compensation. Gressle & McGinley LLC regularly participates in Compensation Committee meetings. Our Compensation Committee has the authority to replace Gressle & McGinley LLC as its independent outside compensation consultant or hire additional consultants at any time. Gressle & McGinley LLC does not provide any additional services to our Compensation Committee and does not provide any services to the Company other than to the Compensation Committee.

        With respect to the compensation of our named executive officers, our Compensation Committee solicits recommendations from our Chief Executive Officer regarding total compensation for the other named executive officers and reviews his recommendations regarding total compensation, the allocation of this compensation among base salary, annual bonus amounts and other long-term incentive compensation, as well as the portion of overall compensation to be provided in cash or equity. Our Chairman also advises our Compensation Committee on these matters as they pertain to the compensation of our Chief Executive Officer. The Company's advisor, the real estate advisory practice of FTI Consulting, Inc., provides market data to the Chief Executive Officer and Chairman, which they review when considering the above described compensation recommendations. The recommendations with respect to compensation are formulated by our Chief Executive Officer and Chairman and are communicated to our Compensation Committee by them. The Compensation Committee is also provided with the market data compiled by the Company's advisor. The other named executive officers do not play a role in determining their own compensation, other than discussing their performance with our Chief Executive Officer. In analyzing these recommendations, our Compensation Committee also reviews materials and data provided by the Committee's independent consulting firm, Gressle & McGinley LLC, as well as the analysis and recommendations provided by that firm. The ultimate determination of total compensation and the elements that comprise that total compensation is made solely by our Compensation Committee.

        Our Compensation Committee meets during the year to evaluate executive performance, to monitor market conditions in light of our goals and objectives, to solicit input from our independent compensation consultant on market practices, including peer group pay practices and new developments, and to review our executive compensation practices. As part of these meetings, in formulation of its executive compensation policies and practices for 2011, the Compensation Committee reviewed then-existing policies of ISS, Glass Lewis and other governance groups, as well as feedback provided by such groups in prior year proxy research reports. The Compensation Committee periodically reviews our executive compensation policies and practices to ensure that such policies are in line with current market practices. Our Compensation Committee makes regular reports to the Board.

        Based in part on the results of our "say-on-pay" vote at our 2011 annual meeting as described below, the Compensation Committee generally has maintained the structure of our executive compensation programs that had been described in our proxy statement for the 2011 annual meeting. At our 2011 annual meeting, a non-binding, advisory resolution, or "say-on-pay" resolution, approving the compensation paid to our named executive officers, as disclosed in our proxy statement for the 2011 annual meeting, including the Compensation Discussion and Analysis, compensation tables and narrative discussions, was approved by our stockholders, with more than 80% of the votes cast having been voted in favor of the proposal to approve such resolution. The Compensation Committee has considered the results of this vote and, as a result of the high percentage of votes cast in favor of this proposal, the Compensation Committee viewed these results as an indication of stockholders' overall satisfaction with the manner in which we compensated our named executive officers in 2010.

        Our named executive officers' compensation and performance for 2011 was evaluated on both an absolute basis and by reference to a "peer group" that was selected based upon the following characteristics: (i) industry sector/business model; (ii) equity market capitalization; (iii) peer group continuity from year to year; (iv) peer group utilized for performance review; and (v) geographic location. However, peer groups are used only as a point of reference; our Compensation Committee does not specifically target a percentile or range of percentiles when determining executive compensation. Further, the Compensation Committee does not determine compensation formulaically based on the attainment of pre-determined performance hurdles (other than performance-based share grants and awards earned under our Outperformance Plans (as defined below) and 2010 Notional Unit Plan, as described in detail below). Rather, the Committee retains discretion to set compensation at levels it deems appropriate based on Company and individual performance and prevailing market practices. Depending upon the Company's business and individual performance results, a named executive officer's total direct compensation may be within, below or above the market range for that position. The peer group for named executive officer compensation consisted of the following 14 REITs: Alexandria Real Estate Equities, Inc.; AMB Property Corporation; Boston Properties, Inc.; Brandywine Realty Trust; Corporate Office Properties Trust Inc.; Douglas Emmett, Inc.; Duke Realty Corporation; iStar Financial Inc.; Kilroy Realty Corporation; Lexington Realty Trust; Liberty Property Trust; Mack-Cali Realty Corporation; ProLogis; and Vornado Realty Trust. The Compensation Committee annually evaluates the composition of the executive compensation peer group and for 2011 determined to utilize the same peer group as in 2010.

        Additionally, in order to be more exhaustive and evaluate a broader scope of information in connection with the compensation of our Chief Executive Officer, a selective chief executive officer peer group was utilized as a reference point by our Compensation Committee for 2011, which consisted of the following 12 companies: Annaly Mortgage Management, Inc.; Boston Properties, Inc.; General Growth Properties, Inc.; HCP, Inc.; iStar Financial; Macerich Company; NorthStar Realty Finance Corporation; ProLogis; Simon Property Group, Inc.; Starwood Hotels & Resorts Worldwide, Inc.; Ventas, Inc.; and Vornado Realty Trust. During fiscal year 2011, the composition of the selective chief executive officer peer group was re-evaluated and DDR Corp. (formerly known as Developers Diversified Realty Corporation) and Health Care REIT, Inc., companies that formed part of the 2010 peer group, were removed and were replaced for 2011 with General Growth Properties, Inc., Macerich Company and Simon Property Group, Inc. The Compensation Committee determined to make the foregoing modifications in 2011 to the selective peer group in order to ensure the peer group continued to be comprised of real estate companies with compensation programs for their chief executive officers that were comparable with those of the Company.

        Further, consistent with prior years, our Compensation Committee sought a primary peer group containing an executive chairman who functions exclusively as chairman and not as chief executive officer. For 2011, the selective chairman peer group consisted of the following 12 companies: Ashford Hospitality Trust, Inc.; CB&L Associates Properties, Inc.; DDR Corp.; DuPont Fabros Technology, Inc.; General Growth Properties, Inc.; Getty Realty Corporation; Kimco Realty Corporation; Lexington Realty Trust; Pennsylvania Real Estate Investment Trust; Vornado Realty Trust; W.P. Carey & Co. LLC; and Weingarten Realty Investors. During fiscal year 2011, in order to ensure that this peer group continued to represent a broad scope of REITs with executives who function exclusively as chairman and not as chief executive officer, the peer group was re-evaluated and, as a result, Boston Properties, Inc., Digital Realty Trust, Inc., Douglas Emmett, Inc., Hersha Hospitality Trust, Host Hotels & Resorts, Inc., RAIT Financial Trust and Sunstone Hotel Investors, Inc., companies that formed part of the 2010 peer group, were removed and were replaced for 2011 with CB&L Associates Properties, Inc., DDR Corp., General Growth Properties, Inc., Getty Realty Corporation, Kimco Realty Corporation and Pennsylvania Realty Corporation.

        Analysis of Risk Associated with Our Executive Compensation Plans.    In setting compensation, our Compensation Committee also considers the risks to the Company's stockholders and to achievement of our goals that may be inherent in the compensation program. At the direction of our Compensation Committee, our Board conducted a risk assessment of our compensation programs, including our executive compensation programs. The Compensation Committee and its compensation consultant, Gressle & McGinley LLC, reviewed and discussed the findings of this assessment and concluded that it is not reasonably likely that our compensation policies and practices will have a material adverse effect on us.

        Although a significant portion of our executive's compensation is performance-based and "at-risk," we believe our executive compensation plans are appropriately structured and do not pose a material risk to the Company. We considered the following elements of our executive compensation plans and policies when evaluating whether such plans and policies encourage our executives to take unreasonable risks:

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  We evaluate performance based upon the achievement of a variety of business objectives and goals including, by way of example, strength of our balance sheet, FFO growth, occupancy and leasing rates, TRS performance (both on an absolute and relative basis) and completion of successful debt and equity offerings, that we believe correlate to long-term creation of stockholder value and that are affected by management decisions;

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  We have adopted a balanced approach to equity compensation that incorporates the use of various stock-based compensation vehicles, including time-based full value equity awards and performance-based equity awards. By utilizing a balanced equity compensation mix comprised of several different types of stock-based compensation vehicles, including time-based full value equity awards that retain value even in a depressed market, we lessen the likelihood that executives will take unreasonable risks to keep their stock awards "in-the-money," as may be the case with equity compensation programs that rely solely on leveraged market-based equity compensation vehicles such as stock options;

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  We provide a significant portion of long-term incentive compensation in the form of Long-Term Incentive Awards, such as awards that may be earned under the 2011 Outperformance Plan and the 2010 Notional Unit Plan. The amounts that ultimately may be earned under these programs are tied to how we perform over a three-to-five-year period, which focuses management on sustaining our long-term performance;

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  Structuring payouts under our performance-based awards so long as a minimum level of performance has been achieved, so that some compensation results at levels below full target achievement rather than an "all-or-nothing" approach;

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  Consideration of non-financial and other qualitative performance factors in determining actual compensation payouts;

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  Through providing a significant portion of each executive's annual compensation in the form of stock-based compensation, our executives have built sizable holdings of equity in the Company (and are required to maintain sizable holdings of equity in the Company under the terms of our stock ownership guidelines implemented in 2011), which aligns an appropriate portion of their personal wealth to our long-term performance; and

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  We have adopted a policy for recoupment of incentive payments made to our executives, including our named executive officers, if payment was based on having met or exceeded performance expectations during a period of fraudulent activity for which the executive is responsible.

        In conclusion, our executive compensation program is structured so that (i) we avoid the type of disproportionately large short-term incentives that could encourage executives to take risks that may not be in the Company's long-term interests, (ii) we provide incentives to manage the Company for long-term performance, (iii) we have adopted a policy for recoupment of incentive payments under certain circumstances and (iv) a significant amount of the wealth of our executives is tied to the long-term success of the Company. We believe this combination of factors encourages our executives to manage the Company in a prudent manner.

What Our Compensation Program is Designed to Reward

        As noted above, our Compensation Committee has designed our executive compensation program to achieve the following objectives: (i) to provide performance-based incentives to align management and stockholder interests and (ii) to attract and retain leadership talent in the New York City real estate market that is highly competitive and is comprised of other publicly-traded REITs, private real estate operating companies, opportunity funds and sovereign wealth funds, among others, while (iii) ensuring that our executive compensation programs do not encourage unnecessary or excessive risk taking. Our compensation program rewards the achievement of annual, long-term and strategic goals of both the Company and the individual executive. Our Compensation Committee evaluates performance on an absolute basis against financial and other measures, as well as on a relative basis by comparing the Company's performance against other office REITs and against the REIT industry generally. Comparative performance is an important metric since market conditions may affect the ability to meet specific performance criteria. Historically, our Compensation Committee has structured our compensation program so that half or more of the total compensation provided to our named executive officers has been provided in the form of equity incentive compensation based on the performance of the Company. Our equity awards have taken the form of incentive awards under our 2011 Outperformance Plan, 2006 Outperformance Plan, 2005 Outperformance Plan and 2003 Outperformance Plan (collectively, our "Outperformance Plans"), our 2010 Notional Unit Plan, multi-year restricted stock and restricted stock unit grants in connection with new or extended employment agreements, a portion of which may only be earned based on the attainment of select performance hurdles over a multi-year period, and equity bonuses awarded in respect of prior year performance. The remainder of total compensation is primarily paid in cash. To address our retention objective, a substantial portion of long-term performance-based awards have time-based vesting requirements with significant back-end vesting after the award has been earned.

Elements of Our Compensation Program

        Our named executive officers' compensation currently has three primary components:

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  annual base salary;

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  annual incentive awards, which include cash and equity bonuses; and

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  long-term equity incentives, which include restricted stock, restricted stock units and LTIP Units, which may be granted pursuant to an employment agreement, our Outperformance Plans or our 2010 Notional Unit Plan.

        The overall levels of compensation as well as the allocation between these elements are determined by our Compensation Committee based upon an analysis of the Company's performance during the year. Historically, our compensation has been divided among base salary, cash and equity bonuses, multi-year restricted stock or restricted stock unit grants in connection with new or extended employment agreements, and multi-year awards under our Outperformance Plans and our 2010 Notional Unit Plan. Multi-year equity awards under our Outperformance Plans and the 2010 Notional Unit Plan and in connection with new or extended employment agreements are designed to align management's focus and stockholder interest and to provide incentives for each executive to successfully implement our long-term strategic goals. Our named executive officers have historically received a substantial portion of their compensation in the form of equity of the Company.

        In addition to the aforementioned elements of our compensation program that currently are applicable to each of our named executive officers, at year-end 2009 and in 2010, in connection with new employment agreements for Messrs. Holliday, Green and Mathias, the Company entered into deferred compensation agreements with Messrs. Holliday, Green and Mathias. Under the terms of the agreements, beginning in 2010, Mr. Holliday receives an annual contribution during each year of his employment agreement in the form of deferred notional stock units with a grant date value equal to $450,000 and, beginning in 2011, Messrs. Green and Mathias receive an annual contribution during each year of their employment agreement of deferred notional stock units with a grant date value of $150,000 and $350,000, respectively. These deferred notional stock units are subject to vesting based on continued employment during the year, and upon a qualifying separation from service, Messrs. Holliday, Green and Mathias will receive a lump-sum cash payment equal to the value of vested deferred notional units based on the Company's ten-trading day trailing average stock price on the date of separation. By tying the value of the deferred notional units to the future value of the Company, the deferred compensation program further aids in establishing alignment of management and stockholder interests and ensuring the executives remain focused on long-term stockholder value creation. See "Potential Payments Upon Termination or Change-in-Control" on page 49 for additional details.

Why We Chose Each Element and How Each Element Fits into Our Overall Compensation Objectives

        We view the various components of compensation as related but distinct. Our Compensation Committee designs total executive compensation packages that it believes will best create retention incentives, link compensation to performance and align the interests of our named executive officers and our stockholders. Each of our named executive officers has an employment agreement with us, which is described under "Potential Payments Upon Termination or Change of Control."

        Annual Base Salary.    Our Compensation Committee has determined that the Company should provide our named executive officers' annual base salaries to compensate them for services rendered during the fiscal year. Base salaries are established at levels intended to reflect the scope of each executive's duties and responsibilities and further take into account the competitive market compensation paid by other companies for similar positions. We intentionally structure an executive's annual base salary to be a relatively low percentage of total compensation. In 2011, the base salary levels for Messrs. Holliday and Green were increased to $1,000,000 and $750,000, respectively, in order to better align their base salary levels with the prevailing competitive market. There was no change to the base salary levels of any of our other named executive officers.

        Annual Incentive Awards.    Annual incentive awards are provided in the form of cash bonuses and equity awards designed to focus a named executive officer on achieving key corporate financial objectives (both individually and Company- based), to motivate certain desired individual behaviors and to reward substantial achievement of these objectives and individual goals. While the Compensation Committee does not set specific fixed targets that entitle the executive officers to formulaic bonuses, the named executive officers are made aware, at the beginning of the year, of the business objectives and goals the Compensation Committee will consider when evaluating corporate and individual performance and determining annual incentive awards. In its determination of annual incentive awards for 2011, similar to prior years, the Compensation Committee considered, among others, the following performance criteria that it believes to be critical to our Company's success and appropriate criteria on which to evaluate management's performance:

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  Total return to stockholders, both on an absolute basis and relative to the performance of the peer group and the REIT industry;

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  Leasing performance and occupancy levels;

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  Capital markets performance and maintenance of a strong balance sheet;

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  Growth in same store net operating income;

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  Funds from operations, both on an absolute basis and relative to the performance of the peer group;

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  Implementation and achievement of strategic goals, including expense control and adherence to an annual budget; and

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  Tenant satisfaction performance relative to local and national markets.

        The evaluation of 2011 performance and determination of 2011 annual incentive awards is consistent with the Compensation Committee's historical practice of linking pay to performance in a non-formulaic manner, thereby providing the Compensation Committee the discretion it feels is necessary in order to take into account changing market conditions. For a discussion of 2011 annual incentive payments, see "Measuring 2011 Performance."

        Long-Term Equity Incentives.    Long-term equity incentives have been provided to our named executive officers through the grant of restricted stock, restricted stock units and/or LTIP units pursuant to our Outperformance Plans and our 2010 Notional Unit Plan and in connection with the signing of new or materially amended employment agreements, and the majority of these awards have included performance-based vesting hurdles that must be met in order for recipients to earn them. All of the equity awards granted pursuant to our Outperformance Plans and our 2010 Notional Unit Plan have been subject to performance-based vesting hurdles based on TRS or stock price appreciation over a multi-year period, subject to potential acceleration in some circumstances. In addition, one-third of the total equity awards that we granted to Messrs. Holliday, Mathias and Mead in connection with the signing of new or extended employment agreements that commenced during 2010 or 2011 were subject to the achievement of performance-based vesting hurdles, including relative performance hurdles. In addition to the performance-based vesting hurdles, generally, all of these equity awards have additional time-based vesting provisions, generally three to five years with principally back-end vesting for awards under our Outperformance Plans and our 2010 Notional Unit Plan, based on continued employment that act as a retention device and provide a strong incentive to the executives to increase stockholder value during the vesting period. The awards also contain forfeiture provisions, which result in immediate cancellation of the award if the executive voluntarily leaves or is terminated with cause. The grant of equity awards links a named executive officer's compensation and net worth directly to the performance of our stock price as well as the achievement of other performance-based vesting hurdles in some cases, which encourages our named executive officers to make decisions with an ownership mentality.

        Equity awards under our 2011 Outperformance Plan are designed to compensate our named executive officers upon the attainment of certain goals with respect to TRS and to provide an incentive for executives to remain with the Company and focus on long-term stockholder value creation. Under our 2011 Outperformance Plan, the executives have the opportunity to earn LTIP Units in our operating partnership, or LTIP Units, contingent upon the extent to which, if at all, our TRS exceeds a threshold of 25% over a three-year performance period; provided that a portion of such awards were eligible to be earned after the first and second years of the performance period contingent upon the achievement of the maximum level of performance for 45 consecutive days. Upon the achievement of the designated performance thresholds, awards earned under our 2011 Outperformance Plan are further subject to time-based vesting requirements following the achievement of the performance thresholds. This creates, in the aggregate, up to a four-year retention period with respect to our executives who are participants in the 2011 Outperformance Plan. Even if the performance thresholds are achieved and awards are earned under the 2011 Outperformance Plan, until full vesting, the named executive officers continue to bear the same share price and total return risk as our stockholders. To date, no awards have been earned under the 2011 Outperformance Plan. The 2011 Outperformance Plan is complementary to our 2010 Notional Unit Plan, as the baseline stock price for measuring performance under our 2011 Outperformance Plan exceeds the stock price at which maximum stock price appreciation would be achieved under the 2010 Notional Unit Plan. See "SL Green Realty Corp. 2011 Outperformance Plan" on page 48 for additional details concerning the 2011 Outperformance Plan.

        Equity awards under our 2010 Notional Unit Plan are designed to compensate our named executive officers upon the attainment of designated stock price appreciation targets over a three-year performance period and to provide an incentive for executives to remain with the Company and focus on long-term stockholder value creation. Under our 2010 Notional Unit Plan, the executives were eligible to earn LTIP Units contingent upon the achievement of stock price appreciation targets at levels ranging from 25% at the minimum to 50% at the maximum of stock appreciation over a three-year performance period; provided that a portion of such awards were eligible to be earned after the first and second years of the performance period contingent upon the achievement of the maximum stock appreciation of 50% for 45 consecutive days. Upon achievement of the designated stock price appreciation thresholds, awards that may be earned under the 2010 Notional Unit Plan will not exceed an aggregate of $75 million, determined at the time of achievement against the stock price appreciation targets. Earned awards remain subject to vesting, with 50% of any LTIP Units earned vesting on January 1, 2013 and an additional 25% vesting on each of January 1, 2014 and 2015, in each case, subject to continued employment through the vesting date. This creates, in the aggregate, up to a five-year retention period with respect to our executives who are participants in the 2010 Notional Unit Plan. See "SL Green Realty Corp. 2010 Notional Unit Plan" on page 46 for additional details concerning the 2010 Notional Unit Plan.

        The awards made to our named executive officers under the 2010 Notional Unit Plan provide a useful illustration of the Compensation Committee's philosophy of aligning the interests of management with those of our stockholders, as well as the effect of back-ended vesting requirements included in the various long-term equity awards in ensuring management remains focused on long-term value creation. Under the terms of the 2010 Notional Unit Plan, which includes a three-year performance period and two additional years of time-based vesting requirements, a pro rata portion of awards under the program were eligible to be earned after the first and second years of the performance period contingent upon the achievement of the maximum stock appreciation of 50% for 45 consecutive days. At year-end 2011, as a result of the Company's superior performance and industry-beating stock appreciation of over 55% during the initial two years of the performance period of the program, a pro rata portion, or $50 million, of awards under the 2010 Notional Unit Plan had been earned. However, such awards remain subject to time-based vesting requirements, with 50% of such awards vesting on January 1, 2013 and an additional 25% vesting on each January 1 of 2014 and 2015, in each case, subject to continued employment through the vesting date. Accordingly, the ultimate value realized by our named executive officers with respect to the pro rata portion of awards that have been earned will be fully dependent on the price of our stock on such future vesting dates. This additional time-based vesting component further creates shoulder-to-shoulder alignment of management and stockholder interests and ensures that our named executive officers remain focused on long-term stockholder value creation. Additionally, one-third of the potential awards that may be earned under the 2010 Notional Unit Plan continue to be subject to the attainment of stock price appreciation thresholds.

        The structure of our 2010 Notional Unit Plan and our Outperformance Plans ties a large portion of a named executive officer's compensation to creation of stockholder value on a long-term basis.

        We also generally grant long-term equity incentives in connection with the signing of new or materially amended employment agreements with our named executive officers. In connection with the new or extended employment agreements that commenced during 2010 or 2011, we granted restricted stock and/or restricted stock unit awards to Messrs. Holliday, Mathias, Levine and Mead. These equity awards generally provided for vesting over the approximately three-year period of the new or extended employment agreement subject to continued employment through the vesting dates. For Messrs. Holliday, Mathias and Mead, approximately one-third of the equity awards were subject to the achievement of performance-based vesting hurdles based on absolute or relative increase in our FFO or stock price during the vesting period in addition to continued employment. For a discussion of these awards, see "Employment and Noncompetition Agreements."

        Current Equity Compensation Practices.    Historically, the employment agreements with our named executive officers have included income tax gross-up payments relating to restricted stock awards and certain other equity awards. These tax payments were primarily awarded in connection with the vesting of restricted stock in order to avoid requiring the named executive officers to sell shares of our common stock to satisfy withholding obligations, and were generally equal to 40% of the total value of the shares that were vesting on the applicable date. The Compensation Committee took into consideration the value of these tax gross-ups when determining the level of compensation paid to our named executive officers. In connection with its ongoing monitoring and review of "best practices" relating to executive compensation, including policies announced by ISS, Glass Lewis and other governance groups, our Compensation Committee determined to discontinue the inclusion of income tax gross-up provisions in restricted stock awards granted after December 31, 2008. Accordingly, as of year-end 2011, no outstanding equity awards held by our named executive officers are entitled to tax gross-up payments.

        Further, our performance-based equity awards have historically provided for dividend payments prior to vesting. In early 2009, in connection with its periodic review of our executive compensation practices, the Compensation Committee discontinued, on a prospective basis, the practice of paying dividends on performance-based equity awards prior to achieving the performance criteria. Dividends on performance-based awards accrue and are only paid to the executives if and when the performance metrics are met.

Pay-for-Performance

        As evidenced by examining our executive compensation programs over the past several years, the executive compensation philosophy adopted by our Compensation Committee demonstrates a pay-for-performance culture that ensures the alignment of management and stockholder interests. As a significant portion of the total compensation opportunities provided to our named executive officers are directly tied to stock price appreciation and TRS performance, the Company must achieve sustained long-term performance in order for such compensation opportunities to be realized.

        Additionally, as further discussed below, we continued to demonstrate superior fundamental operating performance in 2011 and continued multi-year TRS performance in the upper echelon of our peer group and the broader REIT industry. As a result, compensation determined by our Compensation Committee for 2011 resulted in total direct compensation levels for our named executive officers of generally consistent with 2010 levels, with equity compensation awards comprising a larger portion of total compensation for 2011. The Compensation Committee determined that setting total direct compensation levels for 2011 only modestly above 2010 was appropriate despite our continued outperformance in light of market and economic conditions.

Measuring 2011 Performance

        In 2011, we continued to demonstrate superior market and operating performance at levels that outperformed the industry and, as a result, 2011 bonus levels reflected this superior performance. Bonus levels generally demonstrated minimal changes over 2010 amounts which had reflected a superior performance in 2010. In 2011, domestic macroeconomic conditions continued the uptrend that began in prior years off of recessionary levels, with GDP marking another full year of growth and unemployment beginning to incrementally decline, albeit at a slower pace than many economists had anticipated. The business and operating environment nonetheless remained challenging during 2011, with events such as the European sovereign debt crisis leading to uncertainty and periods of dislocations in the markets, and the U.S. and international financial services industry, which holds a significant presence and role in the New York City economy, confronting a myriad of headwinds that led to a series of layoffs across the sector. Notwithstanding the economic environment, we attained significant market and operational achievements in 2011 and generally met or exceeded the objectives identified during 2011 by the Compensation Committee as evaluation criteria for the named executive officers, among others. Specifically, we achieved the following select milestones in 2011:

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  Continued to be a leader among our peers in multi-year TRS performance as evidenced by attaining a total return of approximately 171% for the three-year period ended December 31, 2011, which placed us at the very top of our peer group and significantly outperformed the MSCI US REIT Index and S&P 500 return of approximately 80% and 49%, respectively, over the same period;

  •
  Executed leases in 2011 totaling approximately 2.37 million square feet of office space in our core Manhattan office portfolio at initial rental rates that were approximately 7.3% higher, on average, than the previously fully escalated rents on the same office spaces, and attained, as of December 31, 2011, a combined same store occupancy rate in Manhattan of 95.4% as compared to 94.6% as of year-end 2010 (excluding 100 Church Street, which is in lease-up), which exceeded our objectives for 2011 of signing leases of over 1.7 million square feet at initial rental rates ranging from 5% less to 5% greater than prior rents on the same office space and achieving a Manhattan combined same store occupancy rate of over 95%;

  •
  Continued to successfully execute a multi-faceted capital markets strategy that in 2011 included (i) closing on a new, five-year $1.5 billion revolving credit facility, (ii) raising approximately $250 million through the issuance of seven-year senior notes and (iii) efficiently raising a gross total of approximately $525 million of equity capital during 2011 through at-the-market equity offering programs;

  •
  Made several accretive acquisitions in 2011 that included the purchase of 51 East 42nd Street for $80 million and the formation of a joint venture with Stonehenge Partners to acquire six retail and two multifamily properties in Manhattan for $416 million, all of which were signed in 2011, which exceeded our objective for 2011 of completing $400 million or more of new investment activity;

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  Achieved key objectives in our asset management strategy that included completing the redevelopment of Tower 45 and property improvements to 180 Broadway;

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  Demonstrated sound operating performance as evidenced by attaining full-year FFO of $4.88 per diluted share before transaction related costs, combined same-store GAAP net operating income growth of approximately $697 million, or 3%, above the prior year which exceeded our objective for same-store GAAP net operating income growth and funds available for distribution exceeded our objective by $61 million; and

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  Attained a tenant satisfaction rating in our core New York City property portfolio of 89%, or approximately 4% above the Kingsley IndexSM, a leading survey-based performance benchmarking tool in the commercial real estate industry.

        In making 2011 year-end bonus decisions, our Compensation Committee sought to find a balance between (i) acknowledging the significant TRS and operational achievements attained during the year, as highlighted above, (ii) ensuring that bonus and total compensation amounts were in line with the prevailing market and adequate to address recruitment and retention needs in the competitive New York City commercial real estate markets where we actively compete for business opportunities and executive talent with other publicly-traded REITs, private real estate operating companies, opportunity funds and sovereign wealth funds, among others, and (iii) continuing to ensure our compensation programs create shoulder-to-shoulder alignment of management and stockholder interests by appropriately rewarding our named executive officers for the attainment of performance achievements that drive long-term value creation. The differences in compensation awarded to our named executive officers are generally a function of the executive's position and authority, as well as the competitive landscape for executives in similar positions in the New York City commercial real estate industry. For 2011, our Compensation Committee approved the following aggregate bonuses for the named executive officers:

Executive	2011 Cash Bonus	2011 Equity Bonus(1)	2011 Total Bonus
Marc Holliday	$2,000,000	$4,100,000	$6,100,000
Stephen Green	$1,500,000	$2,900,000	$4,400,000
Andrew Mathias	$1,750,000	$2,650,000	$4,400,000
Andrew Levine	$850,000	$196,440	$1,046,440
James Mead	$650,000	$130,960	$780,960

(1)
Equity bonus amounts reflect dollar amounts on which the amount of equity bonuses were determined, which may differ from the grant date fair value for accounting purposes.

        In 2011, the Company continued to demonstrate superior market and operating performance at levels that outperformed the industry and, as a result, 2011 bonus levels reflected this superior performance. Bonus levels for 2011 generally demonstrated minimal changes over 2010 amounts which had reflected a superior performance in 2010.

Comparison of 2010-2011 Bonuses

        The following table illustrates the percentage changes in 2011 bonuses as compared with bonuses for 2010:

	2011 Bonus (Cash & Equity)(1)	2010 Bonus (Cash & Equity)(1)	% Change
Marc Holliday	$6,100,000	$6,312,500	-3.4%
Stephen Green	$4,400,000	$4,502,084	-2.3%
Andrew Mathias	$4,400,000	$4,487,500	-1.9%
Andrew Levine(2)	$1,046,440	$875,000	19.6%
James Mead(3)	$780,960	$300,000	N/A

(1)
Equity bonus amounts reflect dollar amounts on which the amount of equity bonuses were determined, which may differ from the grant date fair value for accounting purposes.

(2)
In connection with the renegotiation of his employment agreement during 2010, Mr. Levine received an equity retention grant upon the signing of his new employment agreement but did not receive a separate equity bonus for 2010. Accordingly, the 2010 bonus amount for Mr. Levine reflects only a cash bonus component, whereas his 2011 bonus includes both a cash and equity bonus. The cash component of Mr. Levine's 2011 bonus of $850,000 represents a decline of approximately 2.9% over his cash bonus of $875,000 for 2010.

(3)
As Mr. Mead commenced employment during the 4th quarter of 2010 and his 2010 bonus award represented a partial payout for 2010, a year-over-year comparison of his 2011 bonus as compared to his 2010 bonus is not applicable.

        As illustrated above, 2011 bonus levels for our named executive officers were generally consistent with 2010 levels in the aggregate. In 2011, we continued to demonstrate superior market and operating performance at levels that outperformed the industry and, as a result, 2011 bonus levels generally demonstrated minimal changes over 2010 amounts. However, in 2011, in order to further align the interests of our named equity officers and our stockholders, we provided a significantly larger portion of the bonus for 2011 in the form of equity awards. For 2010, we provided from approximately 17% to 40% of the bonus for Messrs. Holliday, Green and Mathias and none of the bonus for Messrs. Levine and Mead in the form of equity awards. For 2011, we increased the percentage paid in the form of equity to approximately 60% or higher for Messrs. Holliday, Green and Mathias and approximately 16-17% for Messrs. Levine and Mead. For 2011, the equity bonuses for our named executive officers were paid in the form of LTIP Units that may not be transferred until two years after the date they were granted. As a result of these transfer restrictions, these equity awards will provide continuing alignment of our named executive officers with our stockholders as the ultimate value they may realize will continue to be linked to the future value of our common stock.

Comparison of 2010-2011 Total Direct Compensation

        In order to provide our stockholders with an analysis of compensation directly attributable to a calendar year, we are including below, consistent with prior years, a Total Direct Compensation Table. The Total Direct Compensation Table enables a more meaningful year-over-year compensation comparison than the Summary Compensation Table presented on page 42. The Total Direct Compensation Table consists of (i) the actual salary paid for the year, (ii) the annual cash bonus awarded for the year irrespective of when such amounts were ultimately paid, (iii) the annual equity bonus awarded for the year irrespective of when such awards ultimately were granted, paid and/or vested and (iv) deferred compensation contributions made for the year. This table illustrates one of the analyses undertaken by our Compensation Committee in determining each element of our named executive officers' compensation for the particular year in light of such executive's performance during the year, and it further demonstrates the correlation between the executive's pay and overall company performance.

        The principal differences between the Total Direct Compensation Table and the Summary Compensation Table, as presented on page 42, are that (i) annual equity bonus is shown in the year to which such bonus relates based on the dollar amount on which equity bonuses were determined rather than showing the accounting grant date fair value in the year in which such grants were made as reflected in the Summary Compensation Table, and (ii) awards granted under long-term performance programs attributable to multi-year periods for which the ultimate value is unknown at the time of grant are excluded, rather than reflected at full grant-date accounting value as reflected in the Summary Compensation Table. Accordingly, the Summary Compensation Table, as presented on page 42, includes the full grant date value of the portion of each executive's allocation in the 2011 Outperformance Plan and 2010 Notional Unit Plan awarded during the 2009-2011 period. The grant date value of each executive's allocation in the 2011 Outperformance Plan and 2010 Notional Unit Plan has been excluded from the Total Direct Compensation Table, since the 2011 Outperformance Plan and 2010 Notional Unit Plan represent long-term compensation programs that provide participants the opportunity to earn equity awards only if designated TRS or stock price appreciation thresholds are achieved over multi-year periods ending on August 31, 2014, and November 30, 2012, respectively; accordingly, as such potential awards are not attributed to a singular year nor is the ultimate value of the Plans known at the time of grant, such awards have been excluded from the below table.

        Additionally, the Company has historically issued certain compensation awards in connection with the signing of new or materially amended employment agreements. Although the Compensation Committee evaluates such awards in its process of determining annual compensation levels for the named executive officers, as such awards are granted for retention purposes over a multi-year period and are not attributed to service or performance for a particular year, such awards have been excluded from the below table, rather than reflected at full grant-date value in the year they were issued as in the Summary Compensation Table. For a detailed description of equity and cash compensation awards issued in connection with new or materially amended executive employment agreements that are currently in effect, please see the "Potential Payments Upon Termination or Change-in-Control" section below on page 49.

Name	Year	Salary	Cash Bonus	Equity Bonus(1)	Annual Deferred Compensation Contributions	Total Direct Compensation(2)(3)
Marc Holliday	2011	$1,000,000	$2,000,000	$4,100,000	$450,000	$7,550,000
	2010	$725,000	$4,062,500	$2,250,000	$450,000	$7,487,500
Stephen Green	2011	$750,000	$1,500,000	$2,900,000	$150,000	$5,300,000
	2010	$600,000	$2,702,084	$1,800,000	$150,000	$5,252,084
Andrew Mathias	2011	$750,000	$1,750,000	$2,650,000	$350,000	$5,500,000
	2010	$750,000	$3,737,500	$750,000	$—	$5,237,500
Andrew Levine	2011	$450,000	$850,000	$196,440	$—	$1,496,440
	2010	$450,000	$875,000	$—	$—	$1,325,000
James Mead	2011	$500,000	$650,000	$130,960	$—	$1,280,960
	2010	$79,542	$300,000	$—	$—	$379,452

(1)
Equity bonus amounts reflect dollar amounts on which the amount of equity bonuses were determined, which may differ from the grant date fair value for accounting purposes.

(2)
Does not include the value of certain perquisites, including matching contributions with respect to amounts deferred by our named executive officers under our 401(k) plan or automobile benefits provided to Mr. Green and Mr. Holliday.

(3)
In our prior year proxy, the annual equity bonus was attributed to a particular year based on the year of grant. Due to a change in the methodology for calculating total direct compensation, under which the annual equity bonus more closely reflects the value of stock awards attributable to service and performance for a particular year rather than granted during such year, certain historical compensation amounts in the above table may differ than as presented in the prior year proxy.

        While the Total Direct Compensation Table represents compensation earned by our named executive officers for performance and service related to each respective calendar year during the prior two years and excludes multi-year performance or retention awards not attributable to service or performance for a particular year, as mentioned above, the Compensation Committee does evaluate such multi-year awards in its process of determining annual compensation levels for the named executive officers. In order to provide our stockholders with an analysis of the impact of such multi-year awards on annual compensation levels for our named executive officers, we are further providing the following supplemental table that consists of (i) Total Direct Compensation Levels, as highlighted above, and (ii) the annualized grant date value of multi-year performance and retention awards, including the annualized grant-date values of awards issued under the 2011 Outperformance Plan, 2010 Notional Unit Plan and the annualized grant date value of multi-year retention awards issued in connection with the signing of new or materially-amended employment agreements that are currently in effect.

Name	Year	Total Direct Compensation(1)	Annualized Grant Date Value of Multi- Year Awards(2)	Total Compensation Inclusive of Annualized Grant Date Value of Multi- Year Awards
Marc Holliday	2011	$7,550,000	$7,163,706	$14,713,706
	2010	$7,487,500	$6,478,039	$13,965,539
Stephen L. Green	2011	$5,300,000	$1,122,900	$6,422,900
	2010	$5,252,084	$596,400	$5,848,484
Andrew Mathias	2011	$5,500,000	$5,078,740	$10,578,740
	2010	$5,237,500	$3,331,010	$8,568,510
Andrew Levine	2011	$1,496,440	$1,338,502	$2,834,942
	2010	$1,325,000	$1,199,383	$2,524,383
James Mead	2011	$1,280,960	$654,086	$1,935,046
	2010	$379,452	$577,571	$957,023

(1)
Represents Total Direct Compensation levels as illustrated on pages 36-38.

(2)
Represents (i) for awards granted under the 2011 Outperformance Plan and 2010 Notional Unit Plan for each year from the beginning of each plan through the end of the vesting period for awards granted under such plan, an annualized portion of the grant date fair value of each executive's allocation in such plan, equal to the total grant date fair value divided by the total number of years over which awards under the plan may vest, and (ii) an annualized portion of the grant date fair value of any retention awards received by our named executive officers in connection with the signing of any new or materially amended employment agreements, equal to the total grant date fair value divided by the total number of years over which such awards vest for each year during such vesting period.

Employee Benefits

        We have a 401(k) Savings/Retirement Plan, or our 401(k) Plan, to cover eligible employees of ours and of any designated affiliate. Our 401(k) Plan permits eligible employees to defer up to 15% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code of 1986, as amended (the "IRC"). The employees' elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. We do not provide our named executive officers with a supplemental pension or any other retirement benefits that are in addition to the 401(k) benefits provided generally to our employees.

Perquisites and Other Personal Benefits

        We do not provide significant perquisites or personal benefits to our named executive officers, except that we reimburse our Chief Executive Officer and our Chairman for costs associated with automobiles they lease for personal use. Additionally, we provide our Chairman with a full-time driver and our Chief Executive Officer receives certain insurance benefits. The costs of these benefits constitute only a small percentage of the applicable executive's compensation.

Executive and Director Stock Ownership Guidelines

        In December 2011, in connection with our Compensation Committee's monitoring and review of evolving "best practices," including an assessment of the feedback provided by proxy advisory firms ISS and Glass Lewis in their 2011 proxy research reports, and in furtherance of our Compensation Committee's ongoing efforts to foster an ownership culture among our senior leadership team, we adopted stock ownership guidelines for our named executive officers and Independent Directors. Pursuant to the guidelines, our named executive officers are required to hold equity interests in the Company or its operating partnership having a market value equal to or greater than a multiple of six times each such officer's base salary, and our Independent Directors are required to hold a number of shares of Company stock having a market value equal to or greater than three times their annual cash retainer. Named executive officers and directors will have three years from the date of adoption of the guidelines to attain compliance with the stock ownership requirements, or in the case of a new named executive officer or Independent Director, three years from the commencement of their employment or election to the Board. As of December 31, 2011, all of our named executive officers and Independent Directors were in compliance with the stock ownership requirements.

Other Matters

        Tax Treatment.    Our Compensation Committee reviews and considers the tax efficiency of executive compensation as part of its decision-making process. Section 162(m) of the IRC generally limits the deductibility of compensation over $1 million to a corporation's named executive officers. The Company is a real estate investment trust and therefore generally does not pay income taxes. In addition, our named executive officers provide most of their services to our operating partnership. We have received a private letter ruling from the Internal Revenue Service to the effect that the deduction limitation of Section 162(m) does not apply with respect to compensation to our named executive officers for services rendered to our operating partnership. As a result, the amounts and form of compensation that we provide to our named executive officers is not materially impacted by Section 162(m) of the IRC.

        Tax Gross-up Payments.    As discussed above, under "Long-Term Equity Incentives," for any equity awards granted after December 31, 2008, we have discontinued the use of income tax gross-up payments made in connection with the vesting of restricted stock and other equity grants. Accordingly, as of year-end 2011, no outstanding equity awards held by our named executive officers are entitled to tax gross-up payments.

        LTIP Units.    Under our 2010 Notional Unit Plan as well our 2011 and 2005 Outperformance Plans, in lieu of issuing shares of restricted stock, we issued a separate class of units of limited partnership interest in our operating partnership, which we refer to as LTIP Units. We also used LTIP Units for the equity bonuses that we granted to our named executive officers for 2011. LTIP Units are similar to common units in our operating partnership, which generally are economically equivalent to shares of our common stock, except that the LTIP Units are structured as "profits interests" for U.S. federal income tax purposes under current federal income tax law. As profits interests, LTIP Units generally only have value, other than with respect to the right to receive distributions, if the value of the assets of our operating partnership increases between the issuance of LTIP Units and the date of a book-up event for partnership tax purposes. If the value of the assets of our operating partnership increases sufficiently, the LTIP units can achieve full parity with common units in our operating partnership. If such parity is achieved, LTIP units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common units, which in turn are redeemable by the holder for cash or, at our election, on a one-for-one basis into shares of our common stock.

LTIP Units are not entitled to distributions prior to being earned based on achievement against the performance-based hurdles contained in these plans. Once earned, these LTIP Units, whether vested or unvested, entitle the holder to receive distributions per unit from our operating partnership that are equivalent to the dividends paid per share on our common stock.

        LTIP Units are intended to offer executives substantially the same long-term incentive as shares of restricted stock, with more favorable U.S. federal income tax treatment available for "profits interests" under current federal income tax law. More specifically, one key disadvantage of restricted stock is that executives are generally taxed on the full market value of a grant at the time of vesting, even if they choose to hold the stock. Conversely, under current federal income tax law, an executive would generally not be subject to tax at the time of issuance or vesting of an LTIP unit but only when he or she chooses to liquidate his or her LTIP Units. Therefore, an executive who wishes to hold his or her equity awards for the long term can generally do so in a more tax-efficient manner with LTIP Units. In light of the trade-offs between increased tax efficiency and incremental economic risk relating to the structure of the LTIP Units as profits interests due to their only having value upon a book-up event as described above as compared to restricted stock, we chose to use LTIP Units for our 2011 Outperformance Plan and our 2010 Notional Unit Plan. We believe that the use of LTIP Units in these plans has (i) enhanced our equity-based compensation package overall, (ii) advanced the goal of promoting long-term equity ownership by executives, (iii) not adversely impacted dilution as compared to restricted stock, and (iv) further aligned the interests of our executives with the interests of our stockholders. We also believe that these benefits outweigh the loss of the U.S. federal income tax business-expense deduction from the issuance of LTIP Units, as compared to restricted stock.

        Funds from Operations (FFO).    We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002 defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. We also use FFO as one of several criteria to determine performance-based bonuses for members of our senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

        No Material Adverse Effect.    Based on our analysis of the foregoing, we have concluded that our compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

2012 Compensation Matters

        Similar to prior years, in 2012 the named executive officers will have the opportunity to earn annual incentive awards in the form of annual discretionary bonuses generally paid either in cash or stock based on the achievement of corporate financial objectives and individual performance. While the Compensation Committee has not established any specific fixed targets that would entitle the named executive officers to formulaic bonuses, the Compensation Committee has identified objectives pursuant to which it expects to evaluate the named executive officers, among others, for determining 2012 annual incentive awards. For 2012, the Compensation Committee has informed the named executive officers that it will evaluate the following performance criteria, among others, as part of its determination of 2012 bonuses:

  •
  Leasing performance, with the objective of signing leases covering over 1.5 million square feet of office space and achieving a mark-to-market on new leases within our New York City office portfolio of greater than 5%;

  •
  Increasing occupancy levels within our same-store combined New York City office portfolio to above 95.5%;

  •
  Same store NOI performance for the New York City office portfolio, with the objective of achieving year-over-year same store NOI growth of greater than 4%;

  •
  Asset management performance, including the redevelopment of 280 Park Avenue;

  •
  Completion of approximately $500 million or more of new investment activity;

  •
  Adherence to annual fiscal operating budget objectives; and

  •
  Total return to stockholders, both on an absolute basis and relative to the performance of the peer group and the REIT industry, with the objective of finishing in the top quartile of our peer group.

        While the Compensation Committee will consider the above criteria, among others, as part of its 2012 performance evaluation process when it determines annual cash bonuses or equity awards for 2012, the Compensation Committee continues to retain discretion in determining the ultimate amounts, if any, and components of 2012 annual incentive awards and its historical practice of linking pay to performance in a non-formulaic manner. The Compensation Committee believes maintaining discretion in determining annual cash bonuses or equity awards is a prudent practice as it will provide the Compensation Committee with necessary flexibility to establish and adjust executive compensation levels based on corporate and individual performance and prevailing market and industry conditions.

Compensation Committee Report

        The Compensation Committee of the Board of Directors of SL Green Realty Corp. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this annual proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

Submitted by our Compensation Committee John H. Alschuler, Jr. (Chairman) Edwin Thomas Burton, III John S. Levy

Summary Compensation Table

        The following table sets forth information regarding the compensation paid to our Chief Executive Officer, our Chief Financial Officer and each of our three most highly compensated executive officers, other than our Chief Executive Officer and Chief Financial Officer, whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2011, or collectively, the "named executive officers".

Name And Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	All Other Compensation(2) ($)	Total ($)
Marc Holliday	2011	$1,000,000	$2,000,000	$5,582,539	—	$36,614	$8,619,153
Chief Executive Officer	2010	$725,000	$5,062,500	$18,989,524	—	$63,327	$24,840,351
	2009	$715,341	$4,000,000	$5,279,408	—	$1,420,202	$11,414,951
Stephen L. Green	2011	$750,000	$1,500,000	$4,391,911	—	$170,932	$6,812,843
Chairman of the Board	2010	$600,000	$2,702,084	$1,912,509	—	$255,662	$5,470,255
	2009	$600,000	$2,500,000	$2,466,168	—	$1,087,602	$6,653,770
Andrew Mathias	2011	$750,000	$1,750,000	$14,900,101	—	$7,350	$17,407,451
President	2010	$750,000	$3,737,500	$3,334,846	—	$552,729	$8,375,075
	2009	$500,000	$3,400,000	$3,704,214	—	$926,300	$8,530,514
James Mead	2011	$500,000	$650,000	$306,059	—	$150,580	$1,606,639
Chief Financial Officer	2010	$79,452	$300,000	$1,891,356	—	$15,705	$2,286,513
	2009	$—	$—	$—	—	—	—
Andrew S. Levine	2011	$450,000	$850,000	$3,405,195	—	$7,350	$4,712,545
Chief Legal Officer and	2010	$450,000	$1,075,000	$722,834	—	$10,203	$2,258,037
General Counsel	2009	$350,000	$625,000	$938,343	—	$191,108	$2,104,451

(1)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the full grant date fair value of stock awards issued to the executives in 2011, 2010 and 2009, respectively. In accordance with SEC disclosure requirements, the amounts for 2011, 2010 and 2009 include the full grant date fair value of the executives' allocation in the 2011 Outperformance Plan and 2010 Notional Unit Plan granted during such years. The grant date fair value of such awards is computed in accordance with ASC 718, "Compensation-Stock Compensation" by the use of Monte Carlo simulation models that consider the probable outcomes of the market-based performance conditions governing such awards. For the awards granted under the 2011 Outperformance Plan during 2011, the Monte Carlo simulation model used an assumed stock price volatility level of 50% on the Company's common stock and a risk-free interest rate of 0.33%. For the awards granted under the 2010 Notional Unit Plan during 2011, the Monte Carlo simulation model used an assumed stock price volatility level of 64% on the Company's common stock, a risk-free interest rate of 1.20% and total dividends over the respective three-year measurement periods of $3.46. The actual value of such awards, if any, will be contingent upon, (i) with respect to the 2011 Outperformance Plan, the attainment of stockholder return targets over a three-year measurement period ending August 31, 2014, and, (ii) with respect to the 2010 Notional Unit Plan, the attainment of stock price appreciation targets over a three-year measurement period ending November 30, 2012. Assuming that maximum performance is achieved under the 2011 Outperformance Plan, the value at the grant date of the awards made under the 2011 Outperformance Plan during 2011 would have been as follows: Mr. Holliday—$9,633,333; Mr. Green—$4,250,000; Mr. Mathias—$6,800,000; Mr. Mead—$1,075,000; and Mr. Levine—$1,750,000. Assuming that maximum performance is achieved under the 2010 Notional Unit Plan, the value at the grant date of the awards made under the 2010 Notional Unit Plan during 2011 would have been as follows: Mr. Green—$1,500,000; Mr. Mathias—$3,000,000; and Mr. Levine—$97,500. The assumptions used to calculate the grant date value of stock awards for 2011, 2010 and 2009, other than the awards under the 2011 Outperformance Plan and 2010 Notional Unit Plan, are set forth under Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 28, 2012, on Form 10-K for the year ended December 31, 2010, which was filed with the SEC on February 28, 2011, and on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on February 16, 2010, respectively.

(2)
The table and footnotes below shows the components of this column for 2011, which include certain perquisites such as Company 401(k) matching contributions.

Name	Year	All Other Compensation ($)
Marc Holliday	2011	$36,614	(a)
Stephen L. Green	2011	$170,932	(b)
Andrew Mathias	2011	$7,350	(c)
James Mead	2011	$150,580	(d)
Andrew S. Levine	2011	$7,350	(c)

a)
Represents (i) the Company's matching contributions with respect to amounts earned by the named executive officer under our 401(k) plan ($7,350), (ii) leased car payments ($19,054) and (iii) life insurance premiums ($10,210). The Company's 401(k) matching contributions are credited in the year subsequent to which employees make their contributions.

b)
Represents leased car ($51,882) and full-time driver payments ($119,050). Mr. Green is the only officer in the Company provided with a full-time driver, which allows him to use his time efficiently for business purposes during his travel time, and it is the Company's policy to not provide such perquisite to any officer other than Mr. Green.

c)
Represents the Company's matching contributions with respect to amounts earned by the named executive officer under our 401(k) plan. The Company's 401(k) matching contributions are credited in the year subsequent to which employees make their contributions.

d)
Represents (i) the Company's matching contributions with respect to amounts earned by the named executive officer under our 401(k) plan ($7,350) and (ii) expense reimbursements ($143,230) relating to relocation-related costs incurred by Mr. Mead in 2011 in connection with his relocation to the New York City metropolitan area. The Company's 401(k) matching contributions are credited in the year subsequent to which employees make their contributions.

2011 Grants of Plan-Based Awards

        The following table sets forth certain information with respect to each grant of an award made to a named executive officer in the fiscal year ended December 31, 2011.

			Estimated Future Payouts Under Equity Incentive Plan Awards (#)						All Other Stock Awards; Number of Shares of Stock or Units (#)
											Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval Date	Threshold ($/#)		Target ($/#)		Maximum ($/#)
Marc Holliday	01/06/2011	01/06/2011							35,416	(1)	$2,389,872
	01/18/2011	12/09/2009							6,543	(2)	$450,000
	12/12/2011	12/12/2011	—	(3)	—	(3)	$9,633,333	(3)			$2,742,667
Stephen L. Green	01/01/2011	12/09/2009							2,282	(4)	$150,000
	01/04/2011	01/04/2011	5,664	(5)	6,326	(5)	23,600	(5)			$1,120,000
	01/06/2011	01/06/2011							28,333	(6)	$1,911,911
	12/12/2011	12/12/2011	—	(3)	—	(3)	$4,250,000	(3)			$1,210,000
Andrew Mathias	01/01/2011	08/30/2010							5,325	(4)	$350,000
	01/04/2011	01/04/2011	11,328	(5)	12,652	(5)	47,199	(5)			$2,240,000
	01/06/2011	01/06/2011							100,000	(7)	$6,748,000
	01/06/2011	01/06/2011	—		50,000	(8)	50,000	(8)			$2,829,500
	01/06/2011	01/06/2011							11,805	(1)	$796,601
	12/12/2011	12/12/2011	—	(3)	—	(3)	$6,800,000	(3)			$1,936,000
James Mead	12/12/2011	12/12/2011	—	(3)	—	(3)	$1,075,000	(3)			$306,059
Andrew S. Levine	01/04/2011	01/04/2011	368	(5)	411	(5)	1,534	(5)			$72,800
	01/06/2011	01/06/2011							42,000	(9)	$2,834,160
	12/12/2011	12/12/2011	—	(3)	—	(3)	$1,750,000	(3)			$498,235

(1)
This grant of restricted stock units vested immediately upon grant.

(2)
This grant of notional stock units vested on January 17, 2012, and represents the contingent right to receive the value of one share of common stock in accordance with the terms of a deferred compensation agreement.

(3)
Represents awards made under the 2011 Outperformance Plan. Under the 2011 Outperformance Plan, awards will be paid to each executive in LTIP Units with a value equal to the dollar amount earned by such executive under the plan. See "SL Green Realty Corp. 2011 Outperformance Plan" for a description of the terms of the 2011 Outperformance Plan. The "Maximum ($/#)" column represents the maximum dollar amount that could be earned under the 2011 Outperformance Plan based on the portion of the awards that were allocated in 2011 to the named executive officers. The "Target ($/#)" column represents the dollar amount that would be earned if we achieved the same per year percentage total return to stockholders during the three-year performance period under the 2011 Outperformance Plan as we did from the plan inception date of September 1, 2011 through year-end 2011. Awards under the 2011 Outperformance Plan for each executive may range from $0 to the maximum amount set forth in the table. Accordingly, the "Threshold($/#)" subcolumn is not applicable.

(4)
This grant of notional stock units vested on December 31, 2011, and represents the contingent right to receive the value of one share of common stock in accordance with the terms of a deferred compensation agreement.

(5)
Represents awards made under the 2010 Notional Unit Plan. See "SL Green Realty Corp. 2010 Notional Unit Plan" for a description of the terms of the 2010 Notional Unit Plan. The "Maximum ($/#)" column represents the maximum number of LTIP Units that could be earned under the 2010 Notional Unit Plan with respect to the portion of the awards that were granted in 2011 to the named executive officers. The "Target ($/#)" column represents the number of LTIP Units that would be earned if we achieved the same per year percentage stock price appreciation during the three-year performance period under the 2010 Notional Unit Plan as we did from the plan inception date of December 1, 2009 through year-end 2011. The "Threshold ($/#)" column represents the number of LTIP Units that would be earned if we achieved 25% stock price appreciation during the performance period under the 2010 Notional Unit Plan, which represents the minimum stock price appreciation that would entitle recipients to awards under the 2010 Notional Unit Plan.

(6)
This grant of restricted stock vested immediately upon grant.

(7)
This grant of restricted stock was awarded in connection with Mr. Mathias' employment agreement, of which one-third vested on December 31, 2011, one-third will vest on December 31, 2012 and one-third will vest on December 31, 2013, subject to continued employment through such dates.

(8)
This grant of restricted stock units was awarded in connection with Mr. Mathias' employment agreement, of which one-third vested on December 31, 2011, one-third will vest on December 31, 2012 and one-third will vest on December 31, 2013, based on the attainment of specified performance goals during the vesting period and continued employment through such dates. See "—Potential Payments Upon Termination or a Change in Control" for a description of the performance goals. The "Maximum ($/#)" column represents the maximum number of restricted stock units that could be earned. The "Target ($/#)" column represents the number of restricted stock units that would be earned if the performance goals are achieved. The restricted stock units only provide for a single level of performance each year. Accordingly, the "Threshold($/#)" subcolumn is not applicable.

(9)
This grant of restricted stock was awarded in connection with Mr. Levine's employment agreement, of which one-third vested on January 6, 2011, one-third vested on January 1, 2012 and one-third will vest on January 1, 2013, subject to continued employment through such date.

        Grants of all equity awards were made pursuant to the Amended 2005 Plan. Shares of restricted stock, restricted stock units and LTIP Units that are only subject to time-based vesting based on continued employment through a specified date (and have not been forfeited) generally entitle executives to receive cash dividends, dividend equivalents or distributions whether or not then vested. Shares of restricted stock, restricted stock units and LTIP Units that are subject to performance-based vesting hurdles accrue cash dividends, dividend equivalents or distributions prior to the achievement of these hurdles, and such accrued amounts are only paid to the executives if and when the performance hurdles are met. See "Potential Payments Upon Termination or a Change in Control" below, for a discussion regarding potential acceleration of the equity awards and a description of the material terms of each named executive officer's employment agreement.

Outstanding Equity Awards at Fiscal Year-End 2011

        The following table sets forth certain information with respect to all outstanding equity awards held by each named executive officer at the fiscal year ended December 31, 2011.

	Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Options (#)								Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares or Units or Other Rights That Have Not Vested ($)(1)
							Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
				Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
		Option Exercise Price ($)
			Option Expiration Date
Name	Exercisable
Marc Holliday	—	—	—	380,619	(2)(9)	$25,364,450	—		—
	—	—	—	—		—	171,706	(3)(10)	$11,442,488
Stephen L. Green	147,000	$28.10	10/10/2012	—		—	—		—
	—	—	—	92,144	(9)	$6,140,476	—		—
	—	—	—	—		—	37,956	(10)	$2,529,388
Andrew Mathias	—	—	—	220,240	(4)(9)	$14,676,794	—		—
	—	—	—	—		—	96,595	(5)(10)	$6,437,091
James Mead	—	—	—	20,212	(6)(9)	$1,346,928	—		—
	—	—	—	—		—	9,206	(7)(10)	$613,488
Andrew S. Levine	—	—	—	61,786	(8)(9)	$4,117,419	—		—
	—	—	—	—		—	13,917	(10)	$927,429

(1)
Based on a price of $66.64 per share/unit, which was the closing price on the New York Stock Exchange of one share of our common stock on December 30, 2011. Assumes that the value of LTIP units on a per unit basis is equal to the per share value of our common stock.

(2)
Includes a stock award granted on 01/01/2010, of which (i) 133,334 shares vested on 01/17/2012 and (ii) 66,666 shares are subject to vesting on 01/17/2013, subject to continued employment through such date. Also includes 6,543 notional stock units representing the contingent right to receive the value of one share of common stock in accordance with the terms of a deferred compensation agreement. These notional stock units vested on 01/17/2012. Vested notional stock units are settled in cash no later than 30 days following the earliest of (i) Mr. Holliday's death, (ii) the date of Mr. Holliday's separation from service with us, and (iii) the effective date of a Change-in-Control (as defined in the deferred compensation agreement).

(3)
Includes a stock award granted on 01/01/2010, of which (i) 66,666 shares vested on 01/17/2012 and (ii) 33,334 LTIP Units will vest on 01/17/2013, based on the attainment of specified performance goals during the vesting period and subject to continued employment through such date.

(4)
Includes a stock award granted on 01/06/2011, of which 33,333 shares vest on 12/31/2012 and 33,333 shares vest on 12/31/2013, subject to continued employment through such dates.

(5)
Includes a stock award granted on 01/06/2011, of which 16,667 LTIP Units vest on 12/31/2012 and 16,667 LTIP Units vest on 12/31/2013, based on the attainment of specified performance goals during the vesting period and subject to continued employment through such dates.

(6)
Includes the unvested portion of a restricted stock award granted on 11/04/2010, of which 5,000 shares vest on 12/31/2012 and 5,000 shares vest on 12/31/2013, subject to continued employment through such dates.

(7)
Includes the unvested portion of a restricted stock award granted on 11/04/2010, of which 2,500 shares vest on 12/31/2012 and 2,500 shares vest on 12/31/2013, based on the attainment of specified performance goals during the vesting period and subject to continued employment through such dates.

(8)
Includes the unvested portion of a restricted stock award granted on 1/06/2011, of which 14,000 shares vest on 01/01/2012 and 14,000 shares vest on 01/01/2013, subject to continued employment through such dates.

(9)
Includes the following LTIP Unit awards with respect to which the performance-based vesting conditions had been met under the 2010 Notional Unit Plan, but which remained subject to vesting requirements based on continued employment, with 50% scheduled to vest on 01/01/2013 and 25% scheduled to vest on each of 01/01/2014 and 01/01/2015 subject to continued employment through such dates: Mr. Holliday—174,076 LTIP Units, Mr. Green—92,144 LTIP Units, Mr. Mathias—153,574 LTIP Units, Mr. Mead—10,212 LTIP Units, and Mr. Levine—33,786.

(10)
Includes the following LTIP Units, which represents the number of additional LTIP Units that will be earned under the 2010 Notional Unit Plan if we achieve the same per year percentage stock price appreciation during the three-year performance period under the 2010 Notional Unit Plan as we did from plan inception through year-end 2011: Mr. Holliday—71,706 LTIP Units, Mr. Green—37,956 LTIP Units, Mr. Mathias—16,667 LTIP Units, Mr. Mead—4,206 LTIP Units, and Mr. Levine—13,917.

If the performance based vesting is met under the 2010 Notional Unit Plan, the awards will remain subject to vesting requirements based on continued employment, with 50% scheduled to vest on 01/01/2013 and 25% scheduled to vest on each of 01/01/2014 and 01/01/2015 subject to continued employment through such dates. No LTIP Units were included for the 2011 Outperformance Plan, given that no units would have been earned under the 2011 Outperformance Plan if we achieved the same total return to stockholders during the three-year performance period under the 2011 Outperformance Plan as we did from plan inception through year-end 2011.

2011 Option Exercises and Stock Vested

        The following table sets forth certain information with respect to the exercise of stock options, stock appreciation rights, or SARs, and similar instruments, and the vesting of stock, including restricted stock, restricted stock units and similar instruments for each named executive officer during the fiscal year ended December 31, 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Marc Holliday	—	—	62,607	$4,573,482
Stephen L. Green	60,000	$2,410,332	37,328	$2,634,857
Andrew Mathias	—	—	97,631	$6,732,484
James Mead	—	—	7,500	$499,800
Andrew S. Levine	—	—	16,778	$1,139,236

(1)
Amounts reflect the difference between the exercise price of the option and the market price at the time of exercise.

(2)
Amounts reflect the market value of the stock on the day the stock vested.

SL Green Realty Corp. 2010 Notional Unit Plan

        In December 2009, our Compensation Committee approved the general terms of the SL Green Realty Corp. 2010 Notional Unit Long-Term Compensation Plan, or the 2010 Notional Unit Plan. The 2010 Notional Unit Plan is a long-term incentive compensation plan pursuant to which award recipients may earn, in the aggregate, from approximately $15 million up to approximately $75 million of LTIP Units in our operating partnership based on our stock price appreciation over three years beginning on December 1, 2009. If our aggregate stock price appreciation during this period is less than 25%, then award recipients will not earn any LTIP Units under the 2010 Notional Unit Plan. For stock price appreciation between 25% and 50% during this period, award recipients will earn LTIP Units with a value ranging from approximately $15 million to approximately $75 million based on a sliding scale. If our aggregate stock price appreciation during this period equals or exceeds 50%, then award recipients will earn the maximum award of $75 million under the 2010 Notional Unit Plan. However, if our aggregate stock price appreciation during this period exceeds 50%, the number of LTIP Units earned will be reduced so that the aggregate value of such units will not exceed the $75 million maximum award. In all events, the value of the LTIP Units awarded will not exceed a $75 million aggregate cap on the value of awards earned. The stock price appreciation percentages noted above will be adjusted as a result of any increase in our quarterly dividend rate above $0.10 per share, including the recent increase in our quarterly dividend rate, such that the aggregate total return to stockholders that is needed to earn LTIP Units remains the same.

        The 2010 Notional Unit Plan provided that, if, prior to the end of the three-year performance period, we achieved the maximum stock price appreciation of 50% for 45 consecutive days, then a portion of the total awards could be earned early as described in this paragraph. If this 45 consecutive day maximum performance period was completed at any point during the second year of the performance period, then approximately $25 million of LTIP Units were to be earned. If this 45 consecutive day maximum performance period was completed at any point during the third year of the performance period, then approximately $25 million (or if the maximum performance was not also achieved at any point during the second year, then approximately $50 million) of LTIP Units were to be earned. Other than in connection with a change in control of the Company, no acceleration may occur prior to the commencement of the second year or with respect to the final $25 million of LTIP Units. As a result of our stock price performance through December 2011, as described in more detail below, approximately $50 million of awards under the 2010 Notional Unit Plan have been earned. Earned awards remain subject to vesting, with 50% of any LTIP Units earned vesting on January 1, 2013 and an additional 25% vesting on each of January 1, 2014 and 2015, in each case, subject to continued employment through the vesting date.

        Overall, the 2010 Notional Unit Plan contemplates maximum potential awards of 1,179,987 LTIP Units and a cap of approximately $75 million when earned. The LTIP Units granted to award recipients will not entitle them to receive any distributions before the LTIP Units are earned (i.e., the performance-based vesting hurdles have been met). If LTIP Units are earned, then award recipients will be entitled to receive all distributions that would have been paid had the number of LTIP Units been issued at the beginning of the performance period. Distributions will be paid currently with respect to all LTIP Units that are earned, whether or not the time-based vesting hurdles have been met.

        In the event of a change in control of our company, the performance period will be shortened to end on the date of such change in control and the awards earned under the 2010 Notional Unit Plan will be calculated assuming the performance period ended on November 30, 2012 and our stock price appreciation continued at the same annualized rate from the date of the change in control to November 30, 2012 as was achieved from December 1, 2009 to the date of the change in control. All earned awards will be fully vested upon the change in control. If a change in control occurs after the performance period has ended, all unvested awards issued under the 2010 Notional Unit Plan will become fully vested upon the change in control. Additionally, under the 2010 Notional Unit Plan, an award recipient's termination due to death or disability will be treated in the same manner, for that award recipient, as if a change in control had occurred on the date of such termination.

        The awards made to our named executive officers under the 2010 Notional Unit Plan also provide that if that named executive officer's employment is terminated by us without cause or by the executive officer for good reason, then the executive officer is treated under the 2010 Notional Unit Plan as if he had remained employed by us for 12 months after the date of his termination.

        Through December 2011, as a result of our stock price appreciation that surpassed the maximum stock price appreciation for the relevant time periods, a pro rata portion of $50 million of awards were earned. In accordance with the plan terms, these awards remain subject to time-based vesting requirements, with 50% of such awards scheduled to vest on January 1, 2013 and an additional 25% scheduled to vest on each of January 1, 2014 and 2015. The remaining one-third of potential awards that may be earned under the 2010 Notional Unit Plan continue to be at-risk and subject to the attainment of stock price appreciation thresholds through the end of the performance period.

 SL Green Realty Corp. 2011 Outperformance Plan

        In August 2011, the Compensation Committee approved the general terms of the SL Green Realty Corp. 2011 Long-Term Outperformance Plan (the "2011 Outperformance Plan"). Participants in the 2011 Outperformance Plan may earn, in the aggregate, up to $85 million of LTIP Units in our operating partnership based on our total return to stockholders for the three-year period beginning September 1, 2011. Under the 2011 Outperformance Plan, participants will be entitled to share in a "performance pool" comprised of LTIP Units with a value equal to 10% of the amount, if any, by which our total return to stockholders during the three-year period exceeds a cumulative total return to stockholders of 25%, subject to the maximum of $85 million of LTIP Units; provided that if maximum performance has been achieved, approximately one-third of each award may be earned at any time after the beginning of the second year and an additional approximately one-third of each award may be earned at any time after the beginning of the third year. LTIP Units earned under the 2011 Outperformance Plan will be subject to continued vesting requirements, with 50% of any awards earned vesting on August 31, 2014 and the remaining 50% vesting on August 31, 2015, subject to continued employment with us through such dates. Participants will not be entitled to distributions with respect to LTIP Units granted under the 2011 Outperformance Plan unless and until they are earned. If LTIP Units are earned, each participant will also be entitled to the distributions that would have been paid had the number of earned LTIP Units been issued at the beginning of the performance period, with such distributions being paid partly in cash and partly in the form of additional LTIP Units. Thereafter, distributions will be paid currently with respect to all earned LTIP Units, whether vested or unvested.

        In the event of a change in control of our company prior to September 1, 2012, the performance period will be shortened to end on a date immediately prior to such event and the cumulative stockholder return benchmark will be adjusted on a pro rata basis. In the event of a change in control of our company on or after September 1, 2012 but before August 31, 2014, the performance pool will be calculated assuming the performance period ended on August 31, 2014 and the total return continued at the same annualized rate from the date of the change in control to August 31, 2014 as was achieved from September 1, 2011 to the date of the change in control; provided that the performance pool may not exceed 200% of what it would have been if it was calculated using the total return from September 1, 2011 to the date of the change in control and a pro rated benchmark. In either case, the performance pool will be formed as described above if the adjusted benchmark target is achieved and all earned awards will be fully vested upon the change in control. If a change in control occurs after the performance period has ended, all unvested awards issued under the 2011 Outperformance Plan will become fully vested upon the change in control. Additionally, under the 2011 Outperformance Plan, an award recipient's termination due to death or disability will be treated in the same manner, for that award recipient, as if a change in control had occurred on the date of such termination.

        The awards made to our named executive officers under the 2011 Outperformance Plan also provide that if that named executive officer's employment is terminated by us without cause or by the executive officer for good reason, then the executive officer is treated under the 2011 Outperformance Plan as if he had remained employed by us for 12 months after the date of his termination.

        As of December 31, 2011, approximately 50% of the 2011 Outperformance Plan had been granted. During early 2012, we granted approximately all of the remaining awards available under the 2011 Outperformance Plan.

Retirement Benefits

        The Company does not provide supplemental pension or other retirement benefits other than our tax-qualified 401(k) Plan. See "Summary Compensation Table." In addition, the Company does not have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified for our named executive officers.

Potential Payments Upon Termination or Change-in-Control

        Each of our named executive officers is a party to an employment and non-competition agreement between us and such executive officer. This section describes the material terms of each named executive officer's employment and non-competition agreement and provides the amount of compensation that would be paid to each named executive officer by us under these agreements and our other executive compensation programs in the event of termination of such executive's employment with us or a Change-in-Control without termination of employment. The amount of compensation payable to each named executive officer upon (i) a Change-in-Control without termination of the named executive officer, (ii) termination of the named executive officer by us for Cause or by the executive without Good Reason, (iii) termination of the named executive officer by us without Cause or by the executive with Good Reason, (iv) termination of the named executive officer in connection with a Change-in-Control, (v) termination of the named executive officer in the event of the disability of the executive and (vi) termination of the named executive officer in the event of the death of the executive, each referred to as a Triggering Event, is described below. The types of events constituting Cause, Good Reason, disability and a Change-in-Control may differ in some immaterial respects among the different arrangements providing for benefits to the named executive officers; however, for consistency in presentation, our executive compensation arrangements have been grouped together based on these concepts without regard for any such differences.

        The amounts shown below assume that such Change-in-Control or such termination was effective as of December 31, 2011 and are estimates of the amounts that would be paid out to the named executive officers upon such Change-in-Control or termination of employment. The value of the acceleration of vesting of shares of restricted stock and the LTIP Units is based on the value of unvested awards set forth in the "Outstanding Equity Awards" table above.

        Health and welfare benefits are valued based on the estimated amount of future premiums that would be paid on behalf of the named executive officer under our existing plans, based on the premiums in effect as of December 31, 2011. The actual amounts to be paid out can only be determined at the time of such Change-in-Control or such named executive officer's separation from the Company. The amounts described below do not include payments and benefits to the extent they have been earned prior to the termination of employment or Change-in-Control or are provided on a non-discriminatory basis to salaried employees upon termination of employment. These include: accrued salary and vacation pay; earned and accrued, but unpaid, bonuses; distribution of plan balances under our 401(k) plan; life insurance proceeds in the event of death; and disability insurance payouts in the event of disability. All of the cash severance payments described below are to be made as lump sum payments at the time of termination; provided that, to the extent necessary to avoid the imposition of an additional tax under Section 409A of the IRC, the payments are to be delayed until six months after termination, during which time the payments will accrue interest at the rate of 5% per annum.

        We have designed our retention policy, in part, through significant back-end vesting requirements to the executives' equity-based awards. Certain of these termination and Change-in-Control provisions result in significant payments in the event of certain termination events. We have designed our equity-based awards to encourage retention and continued performance. As a result, the executive would suffer a material economic forfeiture should an executive leave our employment without Good Reason.

        As these agreements expire, they will be re-evaluated based on peer group analysis, market conditions, and prevailing practices in the REIT industry to determine whether they should be re-negotiated.

        Stephen L. Green.    Stephen L. Green's amended and restated employment and non-competition agreement has a term commencing on December 24, 2010 and ending on December 31, 2011, which will automatically renew for successive one-year periods unless either party delivers six months' prior written notice of non-renewal under the agreement. As neither party provided written notice of non-renewal prior to June 30, 2011, the term was automatically extended through December 31, 2012. The agreement provides for an annual salary of no less than $750,000 from January 1, 2011 through the end of the employment period, and such discretionary annual bonuses as we, in our sole discretion, may deem appropriate to reward Mr. Green for job performance. In addition to annual salary and bonuses, the agreement provides for annual contributions of notional stock units with a value equal to $150,000, on January 1st of each year during the employment period, into a deferred compensation account maintained on Mr. Green's behalf, with vesting of each annual contribution occurring on December 31st of that year subject to continued employment. Under the agreement, we are also obligated to maintain a life insurance policy for the benefit of Mr. Green's beneficiaries in the face amount of $5 million, or if not available at reasonable rates, to self-insure Mr. Green up to the maximum cash severance payable under the agreement. The benefit payable under this policy to Mr. Green's beneficiaries will offset certain other benefits that would otherwise be provided to his estate under this agreement, as more fully described below.

        If Mr. Green's employment is terminated for any reason, under the agreement he will be subject to the following continuing obligations after termination: (i) noncompetition with us for 18 months (12 months if employment is terminated upon or after the scheduled expiration of the term of employment or 6 months if employment is terminated in connection with or within 18 months after a Change-in-Control); (ii) nonsolicitation of our employees for 30 months (unless employment is terminated by us without Cause or Mr. Green with Good Reason in connection with or within 18 months after a Change-in-Control, in which case the nonsolicitation provision will not extend beyond termination of employment); and (iii) nondisparagement of us and non-interference with our business for one year. In connection with a Triggering Event occurring as of December 31, 2011, Mr. Green would have been entitled to the following payments and benefits:

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  Change-in-Control without termination.  Under the 2010 Notional Unit Plan, Mr. Green would have earned the maximum award, as the performance period would have ended early and we would have exceeded the maximum stock appreciation hurdle. The time-based vesting of the award under the 2010 Notional Unit Plan also would have fully vested. The earning of the maximum award and accelerated time-based vesting under the 2010 Notional Unit Plan would have resulted in Mr. Green receiving a total value of $9,140,476. With respect to Mr. Green's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2011, no pro rata award would have been earned in connection with a December 31, 2011 Change-in-Control under the 2011 Outperformance Plan. Mr. Green would not have received any additional benefits or payments in the event of a Change-in-Control under his employment agreement or otherwise. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the IRC subject to an excise tax, Mr. Green will not be entitled to a tax gross-up payment; however, Mr. Green's payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Green. Based on an assumed December 31, 2011 Change-in-Control, Mr. Green's payments and benefits would not have been reduced as a result of this provision. In order to avoid creating an opportunity for a successor to induce Mr. Green to terminate his employment without Good Reason following a Change-in-Control, Mr. Green will be entitled to receive cash compensation following a Change-in-Control at a per annum rate equal to the sum of his base salary in effect prior to the Change-in-Control plus his annual bonus and the value of his deferred compensation contributions and his equity awards (other than those granted under outperformance plans) that vested during the most recent fiscal year prior to the

    Change-in-Control, and the failure to pay such compensation after a Change-in-Control will constitute Good Reason.

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  Termination with Cause or without Good Reason.  Mr. Green would have received no payments or benefits.

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  Termination without Cause or for Good Reason.  Under Mr. Green's employment agreement, Mr. Green would have received a cash severance payment of $8,129,084, which is equal to the sum of (i) his average annual base salary in effect during the preceding 24 months, or his Average Annual Base Salary, plus (ii) a bonus equal to the average bonuses (including any equity awarded as bonus) paid to him for the two most recently completed fiscal years, or his Average Annual Cash Bonus, plus (iii) his average annual deferred compensation contribution during the preceding 24 months, calculated based on the cash value of the annual deferred compensation contributions as of the dates of such contributions, or his Average Deferred Compensation, plus (iv) a pro rata bonus for the year in which Mr. Green's employment was terminated (and the prior year if such bonus had not yet been determined) based on Mr. Green's Average Annual Cash Bonus. Under Mr. Green's employment agreement, Mr. Green also would have received his medical and welfare benefits for 12 months, the cost of which to us is projected to aggregate approximately $19,879. Under Mr. Green's employment agreement, all of his outstanding equity awards, other than those made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, and all of his outstanding unvested deferred compensation contributions would have fully vested upon termination. As Mr. Green did not have any such unvested equity awards or deferred compensation contributions, this acceleration of vesting would not have resulted in any additional value being received. Under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, Mr. Green also would have 12 months of additional vesting for his awards under those plans; however, as awards under the 2010 Notional Unit Plan and the 2011 Outperformance Plan do not begin to vest until January 1, 2013 and August 31, 2014, respectively, Mr. Green would not have received any benefit from this 12 months of additional vesting. Mr. Green only would have been entitled to receive the severance payments, accelerated vesting and other benefits provided for in his employment agreement, as described above, if he executed a general release of claims with us.

  •
  Termination in connection with a Change-in-Control.  Under Mr. Green's employment agreement, if Mr. Green had been terminated by us without Cause or by Mr. Green for Good Reason in connection with or within 18 months after a Change-in-Control, Mr. Green would have received a cash severance payment of $17,083,168, which is equal to the sum of (i) three times the sum of his Average Annual Base Salary, Average Annual Cash Bonus and Average Deferred Compensation, plus (ii) a pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Green's employment agreement, Mr. Green also would have received his medical and welfare benefits for 24 months, the cost of which to us is projected to aggregate approximately $39,758. Mr. Green's equity awards and outstanding unvested deferred compensation contributions would have fully vested in the same manner as described in the preceding paragraph, except with respect to Mr. Green's awards under the 2010 Notional Unit Plan and the 2011 Outperformance Plan. Under the 2010 Notional Unit Plan, Mr. Green would have earned the maximum award, as the performance period would have ended early and we would have exceeded the maximum stock appreciation hurdle. The time-based vesting of the award under the 2010 Notional Unit Plan also would have fully vested. With respect to Mr. Green's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2011, no pro rata award would have been earned in connection with a December 31, 2011 termination in connection with a Change-in-Control under the 2011 Outperformance Plan. The combination of the accelerated vesting under Mr. Green's employment agreement and the earning of the maximum award and accelerated time-based vesting under the 2010 Notional Unit Plan results in total value of $9,140,476. Under Mr. Green's employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the IRC subject to an excise tax, Mr. Green will not be entitled to a tax gross-up payment; however, Mr. Green's payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Green. Based on an assumed December 31, 2011 Change-in-Control, Mr. Green's payments and benefits would not have been reduced as a result of this provision.

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  Termination upon disability.  Under Mr. Green's employment agreement, Mr. Green would have received a cash severance payment of $8,129,084, which is equal to the sum of (i) the sum of his Average Annual Base Salary, Average Annual Cash Bonus and Average Deferred Compensation, plus (ii) a pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Green's employment agreement, Mr. Green also would have continued to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to aggregate approximately $59,637. Mr. Green also would have received 24 months of additional vesting for his outstanding equity awards, other than awards made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, and full vesting for his stock options, equity awards granted in lieu of cash bonuses and any unvested deferred compensation contributions. Under the 2010 Notional Unit Plan, Mr. Green would have earned the maximum award, as the performance period would have ended early and we would have exceeded the maximum stock appreciation hurdle. The time-based vesting of the award under the 2010 Notional Unit Plan also would have fully vested. With respect to Mr. Green's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2011, no pro rata award would have been earned in connection with a December 31, 2011 termination upon a disability under the 2011 Outperformance Plan. The combination of the earning of the maximum award and accelerated time-based vesting under the 2010 Notional Unit Plan and the accelerated vesting under Mr. Green's employment agreement results in total value of $9,140,476. Mr. Green only would have been entitled to receive the severance payments, accelerated vesting and other benefits provided for in his employment agreement, as described above, if he had executed a general release of claims with us.

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  Termination upon death.  Under Mr. Green's employment agreement, Mr. Green's estate would have received (i) a cash severance payment equal to his pro rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus, (ii) 24 months of additional vesting for his outstanding equity awards, other than awards made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, and (iii) full vesting for his equity awards granted in lieu of cash bonuses and his outstanding unvested deferred compensation contributions. Under the general terms of our equity plans, all of the stock options granted to Mr. Green would have fully vested. Under the 2010 Notional Unit Plan, Mr. Green would have earned the maximum award, as the performance period would have ended early and we would have exceeded the maximum stock appreciation hurdle. The time-based vesting of the award under the 2010 Notional Unit Plan would have fully vested. With respect to Mr. Green's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2011, no pro rata award would have been earned in connection with a December 31, 2011 termination upon death under the 2011 Outperformance Plan. However, notwithstanding the foregoing, Mr. Green's estate only would have been entitled to receive the pro rata bonus, vesting credit, payments and other benefits described above to the extent that the aggregate value of such pro rata bonus, vesting credit, payments and other benefits exceeds the amount payable to Mr. Green's beneficiaries under the life insurance policy, or self-insurance, maintained by us. As of December 31, 2011, we provided life insurance for the benefit of Mr. Green's beneficiaries in the face amount of $5 million on a self-insured basis. As a result, the aggregate value that Mr. Green's estate would have received with respect to the pro rata bonus, vesting credit, payments, life insurance and other benefits described above would have been $9,140,476, which includes the $5 million payable pursuant to the life insurance that we provide for Mr. Green.

        Marc Holliday.    Marc Holliday's amended and restated employment and non-competition agreement has a term commencing on January 1, 2010 and ending on January 17, 2013, which will automatically renew for successive one-year periods unless either party delivers six months' prior written notice of non-renewal under the agreement; provided, in the event that Mr. Holliday gives prior written notice of non-renewal, the Company, in its sole discretion, may extend the current term or a renewal term by 90 days (such extension, the "Extension Period"), upon written notice to Mr. Holliday at least 120 days before the end of the current term or such renewal term, as applicable. The agreement provides for an annual salary of no less than $1,000,000 from January 1, 2011 through the end of the employment period, and such discretionary annual bonuses as we, in our sole discretion, may deem appropriate to reward Mr. Holliday for job performance. In addition to annual salary and bonuses, the agreement provides for (i) annual contributions of notional stock units with a value equal to $450,000, on January 18th of each year during the employment period (but excluding the Extension Period), into a deferred compensation account maintained on Mr. Holliday's behalf, with vesting of each annual contribution occurring on January 17th of the following year subject to continued employment and (ii) a grant of an award under the 2010 Notional Unit Plan equal to at least 20% of the total units available under such plan. The agreement also contemplated that we would grant 300,000 restricted stock units to Mr. Holliday on January 1, 2010, with 200,000 of such units subject to time-based vesting occurring in three equal annual installments on January 17th of each of 2011, 2012 and 2013, and 100,000 of such units subject to performance-based vesting occurring in three equal annual installments on January 17th of each of 2011, 2012 and 2013. The vesting each year for the performance-based restricted stock units is to be based on the achievement of any of the following financial performance goals during the prior year (or on a cumulative basis beginning with 2010 (or 2009, with respect to stock price appreciation relative to our peers)): (i) 7% or greater increase in funds from operations on a per-share basis (with 2010 being measured against results from the third and fourth quarters of 2009 annualized), (ii) 7% or greater stock price appreciation or (iii) stock price appreciation or percentage increase in funds from operations in the top one-third of a peer group of companies determined each year by our Compensation Committee. On January 1, 2010, we granted restricted stock units to Mr. Holliday on the terms contemplated by the agreement. During February 2012, the remaining unvested restricted stock units were replaced with LTIP Units equal in number to the unvested restricted stock units and subject to the same vesting requirements as the restricted stock units. Under the agreement, we are also obligated to maintain a life insurance policy for the benefit of Mr. Holliday's beneficiaries in the face amount of $10 million, or if not available at reasonable rates, to self-insure Mr. Holliday up to the maximum cash severance payable under the agreement. The benefit payable under this policy to Mr. Holliday's beneficiaries will offset certain other benefits that would otherwise be provided to his estate under this agreement, as more fully described below.

        If Mr. Holliday's employment is terminated for any reason, under the agreement he will be subject to the following continuing obligations after termination: (i) noncompetition with us for 18 months (12 months if employment is terminated upon or after the scheduled expiration of the term of employment or 6 months if employment is terminated in connection with or within 18 months after a Change-in-Control); (ii) nonsolicitation of our employees for 30 months (unless employment is terminated by us without Cause or Mr. Holliday with Good Reason in connection with or within 18 months after a Change-in-Control, in which case the nonsolicitation provision will not extend beyond termination of employment); and (iii) nondisparagement of us and non-interference with our business for one year. In connection with a Triggering Event occurring as of December 31, 2011, Mr. Holliday would have been entitled to the following payments and benefits:

  •
  Change-in-Control without termination.  Under the 2010 Notional Unit Plan, Mr. Holliday would have earned the maximum award, as the performance period would have ended early and we would have exceeded the maximum stock appreciation hurdle. The time-based vesting of the award under the 2010 Notional Unit Plan also would have fully vested. The earning of the maximum award and accelerated time-based vesting under the 2010 Notional Unit Plan would have resulted in Mr. Holliday receiving a total value of $17,267,925. With respect to Mr. Holliday's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2011, no pro rata award would have been earned in connection with a December 31, 2011 Change-in-Control under the 2011 Outperformance Plan. Mr. Holliday would not have received any additional benefits or payments in the event of a Change-in-Control under his employment agreement or otherwise. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the IRC subject to an excise tax, Mr. Holliday will not be entitled to a tax gross-up payment; however, Mr. Holliday's payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Holliday. Based on an assumed December 31, 2011 Change-in-Control, Mr. Holliday's payments and benefits would not have been reduced as a result of this provision.

  •
  Termination with Cause or without Good Reason.  Mr. Holliday would have received no payments or benefits.

  •
  Termination without Cause or for Good Reason.  Under Mr. Holliday's employment agreement, Mr. Holliday would have received a cash severance payment of $13,437,500, which is equal to the sum of (i) his average annual base salary in effect during the preceding 24 months, or his Average Annual Base Salary, plus (ii) a bonus equal to the average bonuses (including any equity awarded as bonus) paid to him for the two most recently completed fiscal years, or his Average Annual Cash Bonus, plus (iii) his average annual deferred compensation contribution during the preceding 24 months, calculated based on the cash value of the annual deferred compensation contributions as of the dates of such contributions, or his Average Deferred Compensation, plus (iv) a pro rata bonus for the year in which Mr. Holliday's employment was terminated (and the prior year if such bonus had not yet been determined) based on Mr. Holliday's Average Annual Cash Bonus. Under Mr. Holliday's employment agreement, Mr. Holliday also would have received his medical and welfare benefits for 12 months, the cost of which to us is projected to aggregate approximately $20,221. Under Mr. Holliday's employment agreement, all of his outstanding equity awards, other than those made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, and all of his outstanding unvested deferred compensation contributions would have fully vested upon termination. The accelerated vesting results in total value of $20,428,026. Under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, Mr. Holliday also would have 12 months of additional vesting for his awards under those plans; however, as awards under the 2010 Notional Unit Plan and the 2011 Outperformance Plan do not begin to vest until January 1, 2013 and August 31, 2014, respectively, Mr. Holliday would not have received any benefit from this 12 months of additional vesting. Mr. Holliday only would have been entitled to receive the severance payments, accelerated vesting and other benefits provided for in his employment agreement, as described above, if he executed a general release of claims with us.

  •
  Termination in connection with a Change-in-Control.  Under Mr. Holliday's employment agreement, if Mr. Holliday had been terminated by us without Cause or by Mr. Holliday for Good Reason in connection with or within 18 months after a Change-in-Control, Mr. Holliday would have received a cash severance payment of $28,187,500, which is equal to the sum of (i) three times the sum of his Average Annual Base Salary, Average Annual Cash Bonus and Average Deferred Compensation, plus (ii) a pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Holliday's employment agreement, Mr. Holliday also would have received his medical and welfare benefits for 24 months, the cost of which to us is projected to aggregate approximately $40,443. Mr. Holliday's equity awards and outstanding unvested deferred compensation contributions would have fully vested in the same manner as described in the preceding paragraph, except with respect to Mr. Holliday's awards under the 2010 Notional Unit Plan and the 2011 Outperformance Plan. Under the 2010 Notional Unit Plan, Mr. Holliday would have earned the maximum award, as the performance period would have ended early and we would have exceeded the maximum stock appreciation hurdle. The time-based vesting of the award under the 2010 Notional Unit Plan also would have fully vested. With respect to Mr. Holliday's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2011, no pro rata award would have been earned upon termination in connection with a December 31, 2011 termination in connection with a Change-in-Control under the 2011 Outperformance Plan. The combination of the accelerated vesting and the earning of the maximum award and accelerated time-based vesting under the 2010 Notional Unit Plan results in total value of $37,695,950. Under Mr. Holliday's employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the IRC subject to an excise tax, Mr. Holliday will not be entitled to a tax gross-up payment; however, Mr. Holliday's payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Holliday. Based on an assumed December 31, 2011 Change-in-Control, Mr. Holliday's payments and benefits would not have been reduced as a result of this provision.

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  Termination upon disability.  Under Mr. Holliday's employment agreement, Mr. Holliday would have received a cash severance payment of $13,437,500, which is equal to the sum of (i) the sum of his Average Annual Base Salary, Average Annual Cash Bonus and Average Deferred Compensation, plus (ii) a pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Holliday's employment agreement, Mr. Holliday also would have continued to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to aggregate approximately $60,664. Mr. Holliday also would have received 24 months of additional vesting for his outstanding equity awards, other than awards made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, and full vesting for his stock options, equity awards granted in lieu of cash bonuses and any unvested deferred compensation contributions. Under the 2010 Notional Unit Plan, Mr. Holliday would have earned the maximum award, as the performance period would have ended early and we would have exceeded the maximum stock appreciation hurdle. The time-based vesting of the award under the 2010 Notional Unit Plan also would have fully vested. With respect to Mr. Holliday's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2011, no pro rata award would have been earned in connection with a December 31, 2011 termination upon a disability under the 2011 Outperformance Plan. The combination of the earning of the maximum award and accelerated time-based vesting under the 2010 Notional Unit Plan and the accelerated vesting under Mr. Holliday's employment agreement results in total value of $37,709,925. Mr. Holliday only would have been entitled to receive the severance payments, accelerated vesting and other benefits provided for in his employment agreement, as described above, if he had executed a general release of claims with us.

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  Termination upon death.  Under Mr. Holliday's employment agreement, Mr. Holliday's estate would have received (i) a cash severance payment equal to his pro rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus, (ii) 24 months of additional vesting for his outstanding equity awards, other than awards made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, and (iii) full vesting for his equity awards granted in lieu of cash bonuses and his outstanding unvested deferred compensation contributions. Under the general terms of our equity plans, all of the stock options granted to Mr. Holliday would have fully vested. Under the 2010 Notional Unit Plan, Mr. Holliday would have earned the maximum award, as the performance period would have ended early and we would have exceeded the maximum stock appreciation hurdle. The time-based vesting of the award under the 2010 Notional Unit Plan also would have fully vested. With respect to Mr. Holliday's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2011, no pro rata award would have been earned in connection with a December 31, 2011 termination upon death under the 2011 Outperformance Plan. However, notwithstanding the foregoing, Mr. Holliday's estate only would have been entitled to receive the pro rata bonus, vesting credit, payments and other benefits described above to the extent that the aggregate value of such pro rata bonus, vesting credit, payments and other benefits exceeds the amount payable to Mr. Holliday's beneficiaries under the life insurance policy, or self-insurance, maintained by us. As we maintained a life insurance policy for the benefit of Mr. Holliday's beneficiaries in the face amount of $10 million as of December 31, 2011, the aggregate value that Mr. Holliday's estate would have received with respect to the pro rata bonus, vesting credit, payments and other benefits described above would have been $27,709,925, which equals the amount by which their value exceeded $10 million.

        Andrew Mathias.    Andrew Mathias' amended and restated employment and non-competition agreement has a term commencing on January 1, 2011 and ending on December 31, 2013, which will automatically renew for successive one-year periods unless either party delivers six months' prior written notice of non-renewal under the agreement; provided, in the event that Mr. Mathias gives prior written notice of non-renewal, the Company, in its sole discretion, may extend the current term or a renewal term by 90 days (such extension, the "Extension Period"), upon written notice to Mr. Mathias at least 120 days before the end of the current term or such renewal term, as applicable. The agreement provides for an annual salary of no less than $750,000 during the employment period, and such discretionary annual bonuses as we, in our sole discretion, may deem appropriate to reward Mr. Mathias for his job performance. Under the agreement, Mr. Mathias was also entitled to receive a one-time grant of 8,000 shares of unrestricted common stock. In addition to annual salary and bonuses, the agreement provides for annual contributions of notional stock units with a value equal to $350,000, on January 1st of each year during the employment period (but excluding the Extension Period), into a deferred compensation account maintained on Mr. Mathias' behalf, with vesting of each annual contribution occurring on December 31st of that year subject to continued employment. The agreement also provided that Good Reason would exist if we did not grant Mr. Mathias (1) a restricted stock award for 100,000 shares of common stock subject to time-based vesting occurring in three equal annual installments on December 31st of each of 2011, 2012 and 2013, and (2) a restricted stock unit award for 50,000 units subject to performance-based vesting, based on the goals described below, occurring in three equal annual installments on December 31st of each of 2011, 2012 and 2013. The vesting each year for the performance-based restricted stock units was to be based on the achievement of any of the following financial performance goals during the prior year (or on a cumulative basis beginning with 2011 (or 2010, with respect to stock price appreciation relative to our peers)): (i) 7% or greater increase in funds from operations on a per-share basis, (ii) 7% or greater stock price appreciation or (iii) stock price appreciation or percentage increase in funds from operations in the top one-third of a peer group of companies determined each year by our Compensation Committee. On

January 6, 2011, we granted the restricted stock and restricted stock units to Mr. Mathias on the terms described above. During February 2012, the remaining unvested restricted stock and restricted stock units were replaced with LTIP Units equal in number to the unvested restricted stock units and restricted stock and subject to the same vesting requirements as the restricted stock units and restricted stock that the LTIP Units replaced.

        If Mr. Mathias' employment is terminated for any reason, under the agreement he will be subject to the following continuing obligations after termination: (i) noncompetition with us for 18 months (12 months if employment is terminated upon or after the scheduled expiration of the term of employment or 6 months if employment is terminated in connection with or within 18 months after a Change-in-Control); (ii) nonsolicitation of our employees for 30 months (unless employment is terminated by us without Cause or Mr. Mathias with Good Reason in connection with or within 18 months after a Change-in-Control, in which case the nonsolicitation provision will not extend beyond termination of employment); and (iii) nondisparagement of us and non-interference with our business for one year. In connection with a Triggering Event occurring as of December 31, 2011, Mr. Mathias would have been entitled to the following payments and benefits:

  •
  Change-in-Control without termination.  Under the 2010 Notional Unit Plan, Mr. Mathias would have earned the maximum award, as the performance period would have ended early and we would have exceeded the maximum stock appreciation hurdle. The time-based vesting of the award under the 2010 Notional Unit Plan also would have fully vested. The earning of the maximum award and accelerated time-based vesting under the 2010 Notional Unit Plan would have resulted in Mr. Mathias receiving a total value of $15,234,171. With respect to Mr. Mathias' allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2011, no pro rata award would have been earned in connection with a December 31, 2011 Change-in-Control under the 2011 Outperformance Plan. Mr. Mathias would not have received any additional benefits or payments in the event of a Change-in-Control under his employment agreement or otherwise. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the IRC subject to an excise tax, Mr. Mathias will not be entitled to a tax gross-up payment; however, Mr. Mathias' payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Mathias. Based on an assumed December 31, 2011 Change-in-Control, Mr. Mathias' payments and benefits would not have been reduced as a result of this provision.

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  Termination with Cause or without Good Reason.  Mr. Mathias would have received no payments or benefits.

  •
  Termination without Cause or for Good Reason.  Under Mr. Mathias' employment agreement, Mr. Mathias would have received a cash severance payment of $9,475,000, which is equal to the sum of (i) his average annual base salary in effect during the preceding 24 months, or his Average Annual Base Salary, plus (ii) a bonus equal to the average bonuses (including any equity awarded as bonus) paid to him for the two most recently completed fiscal years, or his Average Annual Cash Bonus, plus (iii) his average annual deferred compensation contribution during the preceding 24 months, calculated based on the cash value of the annual deferred compensation contributions as of the dates of such contributions, or his Average Deferred Compensation, plus (iv) a pro rata bonus for the year in which Mr. Mathias' employment was terminated (and the prior year if such bonus had not yet been determined) based on Mr. Mathias' Average Annual Cash Bonus. Under Mr. Mathias' employment agreement, Mr. Mathias also would have received his medical and welfare benefits for 12 months, the cost of which to us is projected to aggregate approximately $20,217. Under Mr. Mathias' employment agreement, all of his outstanding equity awards, other than those made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, and all of his outstanding unvested deferred compensation contributions would have fully vested upon termination. The accelerated vesting results in total value of $6,664,000. Under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, Mr. Mathias also would have 12 months of additional vesting for his awards under those plans; however, as awards under the 2010 Notional Unit Plan and the 2011 Outperformance Plan do not begin to vest until January 1, 2013 and August 31, 2014, respectively, Mr. Mathias would not have received any benefit from this 12 months of additional vesting. Mr. Mathias only would have been entitled to receive the severance payments, accelerated vesting and other benefits provided for in his employment agreement, as described above, if he executed a general release of claims with us.

  •
  Termination in connection with a Change-in-Control.  Under Mr. Mathias' employment agreement, if Mr. Mathias had been terminated by us without Cause or by Mr. Mathias for Good Reason in connection with or within 18 months after a Change-in-Control, Mr. Mathias would have received a cash severance payment of $17,406,250, which is equal to the sum of (i) 2.5 times the sum of his Average Annual Base Salary, Average Annual Cash Bonus and Average Deferred Compensation, plus (ii) a pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Mathias' employment agreement, Mr. Mathias also would have received his medical and welfare benefits for 24 months, the cost of which to us is projected to aggregate approximately $40,435. Mr. Mathias' equity awards and outstanding unvested deferred compensation contributions would have fully vested in the same manner as described in the preceding paragraph, except with respect to Mr. Mathias' awards under the 2010 Notional Unit Plan and the 2011 Outperformance Plan. Under the 2010 Notional Unit Plan, Mr. Mathias would have earned the maximum award, as the performance period would have ended early and we would have exceeded the maximum stock appreciation hurdle. The time-based vesting of the award under the 2010 Notional Unit Plan also would have fully vested. With respect to Mr. Mathias' allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2011, no pro rata award would have been earned in connection with a December 31, 2011 termination in connection with a Change-in-Control under the 2011 Outperformance Plan. The combination of the accelerated vesting and the earning of the maximum award and accelerated time-based vesting under the 2010 Notional Unit Plan results in total value of $21,898,171. Under Mr. Mathias' employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the IRC subject to an excise tax, Mr. Mathias will not be entitled to a tax gross-up payment; however, Mr. Mathias' payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Mathias. Based on an assumed December 31, 2011 Change-in-Control, Mr. Mathias' payments and benefits would not have been reduced as a result of this provision.

  •
  Termination upon disability.  Under Mr. Mathias' employment agreement, Mr. Mathias would have received a cash severance payment of $9,475,000, which is equal to the sum of (i) the sum of his Average Annual Base Salary, Average Annual Cash Bonus and Average Deferred Compensation, plus (ii) a pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Mathias' employment agreement, Mr. Mathias also would have continued to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to aggregate approximately $60,652. Mr. Mathias also would have received 12 months of additional vesting for his outstanding equity awards, other than awards made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, and full vesting for his stock options, equity awards granted in lieu of cash bonuses and any unvested deferred compensation contributions. Under the 2010 Notional Unit Plan, Mr. Mathias would have earned the maximum award, as the performance period would have ended early and we would have exceeded the maximum stock appreciation hurdle. The time-based vesting of the award under the 2010 Notional Unit Plan also would have fully vested. With respect to Mr. Mathias' allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2011, no pro rata award would have been earned in connection with a December 31, 2011 termination upon a disability under the 2011 Outperformance Plan. The combination of the earning of the maximum award and accelerated time-based vesting under the 2010 Notional Unit Plan and the accelerated vesting under Mr. Mathias' employment agreement results in total value of $18,566,171. Mr. Mathias only would have been entitled to receive the severance payments, accelerated vesting and other benefits provided for in his employment agreement, as described above, if he had executed a general release of claims with us.

  •
  Termination upon death.  Under Mr. Mathias' employment agreement, Mr. Mathias' estate would have received (i) a cash severance payment equal to his pro rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus, (ii) 12 months of additional vesting for his outstanding equity awards, other than awards made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, and (iii) full vesting for his equity awards granted in lieu of cash bonuses and his outstanding unvested deferred compensation contributions. Under the general terms of our equity plans, all of the stock options granted to Mr. Mathias would have fully vested. Under the 2010 Notional Unit Plan, Mr. Mathias would have earned the maximum award, as the performance period would have ended early and we would have exceeded the maximum stock appreciation hurdle. The time-based vesting of the award under the 2010 Notional Unit Plan also would have fully vested. With respect to Mr. Mathias' allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2011, no pro rata award would have been earned in connection with a December 31, 2011 termination upon death under the 2011 Outperformance Plan. The aggregate value that Mr. Mathias' estate would have received with respect to the pro rata bonus, vesting credit, payments and other benefits described above would have been $18,566,171.

        James Mead.    In connection with the appointment of Mr. Mead as our Chief Financial Officer, we entered into an employment and non-competition agreement with Mr. Mead as of November 4, 2010. The original term of the agreement will end on December 31, 2013, but will automatically renew for successive six-month periods unless either party serves the required notice under the agreement. The agreement provides for an annual salary of at least $500,000, and such discretionary annual bonuses as we, in our sole discretion, may deem appropriate to reward Mr. Mead for his job performance; provided, however, Mr. Mead's bonus for 2011 had to be at least $500,000. Pursuant to his employment agreement, on November 4, 2010, we granted Mr. Mead 15,000 shares of restricted stock subject to time-based vesting and 7,500 restricted stock units subject to performance-based vesting, based on the goals described below, occurring in three equal annual installments on December 31 of each of 2011, 2012 and 2013. The vesting each year of the performance-based restricted stock units is to be based on the achievement of any of the following financial performance goals during the year (or on a cumulative basis beginning with 2011): (1) 7% or greater increase in funds from operations per year on a per-share basis, (2) 7% or greater stock price appreciation per year or (3) stock price appreciation or percentage increase in funds from operations in the top one-third of a peer group of companies determined each year by our Compensation Committee. Mr. Mead is also eligible for the health and welfare benefits provided by us to our senior executive officers. Pursuant to the agreement, if Mr. Mead is terminated for any reason (other than termination by us without Cause or by Mr. Mead with Good Reason in connection with or within 18 months after a Change-in-Control in the case of clause (ii) below), he will be subject to the following obligations: (i) non-competition with the Company for six months (or three months in the event of a termination upon or after the expiration of the term of the employment agreement); (ii) non-solicitation of our employees for 24 months; (iii) non-disparagement of the Company and non-interference with its business for one year; and (iv) perpetual nondisclosure of confidential information. In connection with a Triggering Event occurring as of December 31, 2011, Mr. Mead would have been entitled to the following payments and benefits under the agreements and our other applicable executive compensation programs:

  •
  Change-in-Control without termination.  Under the 2010 Notional Unit Plan, Mr. Mead would have earned the maximum award, as the performance period would have ended early and we would have exceeded the maximum stock appreciation hurdle. The time-based vesting of the award under the 2010 Notional Unit Plan also would have fully vested. The earning of the maximum award and accelerated time-based vesting under the 2010 Notional Unit Plan would have resulted in Mr. Mead receiving a total value of $1,013,028. With respect to Mr. Mead's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2011, no pro rata award would have been earned in connection with a December 31, 2011 Change-in-Control under the 2011 Outperformance Plan. Mr. Mead would not have received any additional benefits or payments in the event of a Change-in-Control under his employment agreement or otherwise. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the IRC subject to an excise tax, Mr. Mead will not be entitled to a tax gross-up payment; however, Mr. Mead's payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Mead. Based on an assumed December 31, 2011 Change-in-Control, Mr. Mead's payments and benefits would not have been reduced as a result of this provision.

  •
  Termination with Cause or without Good Reason.  Mr. Mead would have received no payments or benefits.

  •
  Termination without Cause or with Good Reason.  Under Mr. Mead's employment agreement, Mr. Mead would have received a cash severance payment of $1,650,000, which is equal to the sum of (i) his average annual base salary in effect during the preceding 24 months, or his Average Annual Base Salary, plus (ii) a bonus equal to the average bonuses (including any equity awarded as bonus) paid to him for the two most recently completed fiscal years, or his Average Annual Cash Bonus, plus (iii) a pro rata bonus for the year in which Mr. Mead's employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on Mr. Mead's Average Annual Cash Bonus. Under Mr. Mead's employment agreement, Mr. Mead also would have received his medical and welfare benefits for 12 months, the cost of which to us is projected to aggregate approximately $20,217. Under Mr. Mead's employment agreement, all of his outstanding equity awards, other than those made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, would have fully vested at termination. The accelerated vesting results in total value to be received of $999,600. Under the 2010 Notional Unit Plan, Mr. Mead also would have 12 months of additional vesting for his awards under the 2010 Notional Unit Plan and the 2011 Outperformance Plan; however, as awards under those plans do not begin to vest until January 1, 2013 and August 31, 2014, respectively, Mr. Mead would not have received any benefit from this 12 months of additional vesting. Mr. Mead only would be entitled to the severance payments, continuation of benefits and the acceleration of vesting of equity awards described above upon his execution of a mutual release agreement that released us from all claims he may have against us.

  •
  Termination in connection with a Change-in-Control.  Under Mr. Mead's employment agreement, if Mr. Mead had been terminated by us without Cause or by Mr. Mead for Good Reason in connection with or within 18 months after a Change-in-Control, Mr. Mead would have received a cash severance payment of $2,800,000, which is equal to the sum of (i) two times his Average

    Annual Base Salary, plus (ii) two times his Average Annual Cash Bonus, plus (iii) a pro rata bonus for the year in which Mr. Mead's employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on Mr. Mead's Average Annual Cash Bonus. Under Mr. Mead's employment agreement, Mr. Mead also would have received his medical and welfare benefits for 24 months, the cost of which to us is projected to aggregate approximately $40,435. Under Mr. Mead's employment agreement, all of his outstanding equity awards, other than those made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, would have fully vested at termination. Under the 2010 Notional Unit Plan, Mr. Mead would have earned the maximum award, as the performance period would have ended early and we would have exceeded the maximum stock appreciation hurdle. The time-based vesting of the award under the 2010 Notional Unit Plan also would have fully vested. With respect to Mr. Mead's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2011, no pro rata award would have been earned in connection with a December 31, 2011 termination in connection with a Change-in-Control under the 2011 Outperformance Plan. The combination of the accelerated vesting under Mr. Mead's employment agreement and the earning of the maximum award and accelerated time-based vesting under the 2010 Notional Unit Plan would have resulted in Mr. Mead receiving a total value of $2,012,628. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the IRC subject to an excise tax, Mr. Mead will not be entitled to a tax gross-up payment; however, Mr. Mead's payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Mead. Based on an assumed December 31, 2011 Change-in-Control, Mr. Mead's payments and benefits would not have been reduced as a result of this provision.

  •
  Termination upon disability.  Under Mr. Mead's employment agreement, Mr. Mead would have received a cash severance payment of $1,650,000, which is equal to the sum of (i) his Average Annual Base Salary, plus (ii) his Average Annual Cash Bonus, plus (iii) a pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Mead's employment agreement, Mr. Mead also would have continued to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to aggregate approximately $60,652. Mr. Mead also would have received 12 months of additional vesting for his outstanding equity awards, other than those made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, and full vesting for his stock options and his equity awards granted in lieu of cash bonuses. Under the 2010 Notional Unit Plan, Mr. Mead would have earned the maximum award, as the performance period would have ended early and we would have exceeded the maximum stock appreciation hurdle. The time-based vesting of the award under the 2010 Notional Unit Plan also would have fully vested. With respect to Mr. Mead's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2011, no pro rata award would have been earned in connection with a December 31, 2011 termination upon a disability under the 2011 Outperformance Plan. The combination of the accelerated vesting under Mr. Mead's employment agreement and the earning of the maximum award and accelerated time-based vesting under the 2010 Notional Unit Plan would have resulted in Mr. Mead receiving a total value of $1,512,828. Mr. Mead only would have been entitled to the severance payments and the acceleration of vesting of equity awards provided for in his employment agreement, as described above, upon Mr. Mead's execution of a mutual release agreement that released us from all claims he may have against us.

  •
  Termination upon death.  Under Mr. Mead's employment agreement, Mr. Mead's estate would have received a cash severance payment which is equal to his pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Mr. Mead's estate also would have received 12 months of additional vesting for his outstanding equity awards, other than those made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, and full vesting for his stock options and his equity awards granted in lieu of cash bonuses. Under the 2010 Notional Unit Plan, Mr. Mead would have earned the maximum award, as the performance period would have ended early and we would have exceeded the maximum stock appreciation hurdle. The time-based vesting of the award under the 2010 Notional Unit Plan also would have fully vested. With respect to Mr. Mead's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2011, no pro rata award would have been earned in connection with a December 31, 2011 termination upon death under the 2011 Outperformance Plan. The combination of the accelerated vesting under Mr. Mead's employment agreement and the earning of the maximum award and accelerated time-based vesting under the 2010 Notional Unit Plan would have resulted in Mr. Mead receiving a total value of $1,512,828.

        Andrew S. Levine.    Andrew Levine's amended and restated employment and non-competition agreement has a term commencing on January 1, 2010 and ending on January 1, 2013, which will automatically renew for successive six-month periods unless either party delivers three months' prior written notice of non-renewal under the agreement; provided, in the event that Mr. Levine gives prior written notice of non-renewal, the Company, in its sole discretion, may extend the current term or a renewal term by 90 days (such extension, the "Extension Period"), upon written notice to Mr. Levine at least 80 days before the end of the current term or such renewal term, as applicable. The agreement provides for an annual salary of no less than $450,000 during the employment period, and such discretionary annual bonuses as we, in our sole discretion, may deem appropriate to reward Mr. Levine for job performance. The agreement also provided that Good Reason would exist if we did not grant Mr. Levine a restricted stock award for 42,000 shares of common stock subject to time-based vesting occurring in three equal installments on January 1, 2011 (or the date of grant if later) and January 1, 2012 and 2013 subject to continued employment through such dates. On January 6, 2011, we granted restricted stock to Mr. Levine on the terms described above.

        If Mr. Levine's employment is terminated for any reason, under the agreement he will be subject to the following continuing obligations after termination: (i) noncompetition with us for 12 months unless employment is terminated upon non-renewal of the agreement or by us without Cause or Mr. Levine for Good Reason within 18 months after a Change-in-Control; (ii) nonsolicitation of our employees for 24 months (unless employment is terminated by us without Cause or Mr. Levine with Good Reason in connection with or within 18 months after a Change-in-Control, in which case the nonsolicitation provision will not extend beyond termination of employment); and (iii) nondisparagement of us and non-interference with our business for one year. In connection with a Triggering Event occurring as of December 31, 2011, Mr. Levine would have been entitled to the following payments and benefits:

  •
  Change-in-Control without termination.  Under the 2010 Notional Unit Plan, Mr. Levine would have earned the maximum award, as the performance period would have ended early and we would have exceeded the maximum stock appreciation hurdle. The time-based vesting of the award under the 2010 Notional Unit Plan also would have fully vested. The earning of the maximum award and accelerated time-based vesting under the 2010 Notional Unit Plan would have resulted in Mr. Levine receiving a total value of $3,351,499. With respect to Mr. Levine's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2011, no pro rata award would have been earned in connection with a

    December 31, 2011 Change-in-Control under the 2011 Outperformance Plan. Mr. Levine would not have received any additional benefits or payments in the event of a Change-in-Control under his employment agreement or otherwise. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the IRC subject to an excise tax, Mr. Levine will not be entitled to a tax gross-up payment; however, Mr. Levine's payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Levine. Based on an assumed December 31, 2011 Change-in-Control, Mr. Levine's payments and benefits would not have been reduced as a result of this provision. In order to avoid creating an opportunity for a successor to induce Mr. Levine to terminate his employment without Good Reason following a Change-in-Control, Mr. Levine will be entitled to receive cash compensation following a Change-in-Control at a per annum rate equal to the sum of his base salary in effect prior to the Change-in-Control plus his annual bonus and the value of his equity awards (other than those granted under outperformance plans) that vested during the most recent fiscal year prior to the Change-in-Control, and the failure to pay such compensation after a Change-in-Control will constitute Good Reason.

  •
  Termination with Cause or without Good Reason.  Mr. Levine would have received no payments or benefits.

  •
  Termination without Cause or with Good Reason.  Under Mr. Levine's employment agreement, Mr. Levine would have received a cash severance payment of $2,275,000, which is equal to the sum of (i) his average annual base salary in effect during the preceding 24 months, or his Average Annual Base Salary, plus (ii) a bonus equal to the average bonuses (including any equity awarded as bonus) paid to him for the two most recently completed fiscal years, or his Average Annual Cash Bonus. Under Mr. Levine's employment agreement, Mr. Levine also would have received his medical and welfare benefits for 12 months, the cost of which to us is projected to aggregate approximately $20,217. Under Mr. Levine's employment agreement, all of his outstanding equity awards, other than those made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, would have fully vested at termination. The accelerated vesting results in total value to be received of $1,865,920. Under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, Mr. Levine also would have 12 months of additional vesting for his awards under those plans; however, as awards under the 2010 Notional Unit Plan and the 2011 Outperformance Plan do not begin to vest until January 1, 2013 and August 31, 2011, respectively, Mr. Levine would not have received any benefit from this 12 months of additional vesting. Mr. Levine only would be entitled to the severance payments, continuation of benefits and the acceleration of vesting of equity awards described above upon his execution of a mutual release agreement that released us from all claims he may have against us.

  •
  Termination in connection with a Change-in-Control.  Under Mr. Levine's employment agreement, if Mr. Levine had been terminated by us without Cause or by Mr. Levine for Good Reason in connection with or within 18 months after a Change-in-Control, Mr. Levine would have received a cash severance payment of $3,637,500, which is equal to the sum of (i) two times his Average Annual Base Salary, plus (ii) two times his Average Annual Cash Bonus, plus (iii) a pro rata bonus for the year in which Mr. Levine's employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on Mr. Levine's Average Annual Cash Bonus. Under Mr. Levine's employment agreement, Mr. Levine also would have received his medical and welfare benefits for 24 months, the cost of which to us is projected to aggregate approximately $40,435. Under Mr. Levine's employment agreement, all of his outstanding equity awards, other than those made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, would have fully vested at termination. Under the 2010 Notional Unit Plan, Mr. Levine would have earned the maximum award, as the performance period would have ended early and we would have exceeded the maximum stock appreciation hurdle. The time-based vesting of the award under the 2010 Notional Unit Plan also would have fully vested. With respect to Mr. Levine's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2011, no pro rata award would have been earned in connection with a December 31, 2011 termination in connection with a Change-in-Control under the 2011 Outperformance Plan. The combination of the accelerated vesting under Mr. Levine's employment agreement and the earning of the maximum award and accelerated time-based vesting under the 2010 Notional Unit Plan would have resulted in Mr. Levine receiving a total value of $5,217,419. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the IRC subject to an excise tax, Mr. Levine will not be entitled to a tax gross-up payment; however, Mr. Levine's payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Levine. Based on an assumed December 31, 2011 Change-in-Control, Mr. Levine's payments and benefits would not have been reduced as a result of this provision.

  •
  Termination upon disability.  Under Mr. Levine's employment agreement, Mr. Levine would have received a cash severance payment of $2,275,000, which is equal to the sum of (i) his Average Annual Base Salary, plus (ii) his Average Annual Cash Bonus, plus (iii) a pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Levine's employment agreement, Mr. Levine also would have continued to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to aggregate approximately $60,652. Mr. Levine also would have received 12 months of additional vesting for his outstanding equity awards, other than those made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, and full vesting for his stock options and his equity awards granted in lieu of cash bonuses. Under the 2010 Notional Unit Plan, Mr. Levine would have earned the maximum award, as the performance period would have ended early and we would have exceeded the maximum stock appreciation hurdle. The time-based vesting of the award under the 2010 Notional Unit Plan also would have fully vested. With respect to Mr. Levine's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2011, no pro rata award would have been earned in connection with a December 31, 2011 termination upon a disability under the 2011 Outperformance Plan. The combination of the accelerated vesting under Mr. Levine's employment agreement and the earning of the maximum award and accelerated time-based vesting under the 2010 Notional Unit Plan would have resulted in Mr. Levine receiving a total value of $4,284,459. Mr. Levine only would have been entitled to the severance payments and the acceleration of vesting of equity awards provided for in his employment agreement, as described above, upon Mr. Levine's execution of a mutual release agreement that released us from all claims he may have against us.

  •
  Termination upon death.  Under Mr. Levine's employment agreement, Mr. Levine's estate would have received a cash severance payment which is equal to his pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Mr. Levine's estate also would have received 12 months of additional vesting for his outstanding equity awards, other than those made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, and full vesting for his stock options and his equity awards granted in lieu of cash bonuses. Under the 2010 Notional Unit Plan, Mr. Levine would have earned the maximum award, as the performance period would have ended early and we would have exceeded the maximum stock appreciation hurdle. The time-based vesting of the award under the 2010 Notional Unit Plan also would have fully vested. With respect to Mr. Levine's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2011, no pro rata award would have been earned in connection with a December 31, 2011 termination upon death under the 2011 Outperformance Plan. The combination of the accelerated vesting under Mr. Levine's employment agreement and the earning of the maximum award and accelerated time-based vesting under the 2010 Notional Unit Plan would have resulted in Mr. Levine receiving a total value of $4,284,459.

Compensation Committee Interlocks and Insider Participation

        Our Compensation Committee is comprised of John H. Alschuler, Jr., Edwin Thomas Burton, III and John S. Levy. There are no Compensation Committee interlocks and none of our employees is a member of the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our common stock, $0.01 par value per share as of March 30, 2012, unless otherwise noted, for (i) each person known to us to be the beneficial owner of more than 5% of the Company's outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers who is not a director and (iv) our directors and executive officers as a group. All information in the following table is based on Schedules 13D, 13G and/or any amendments thereto, filed with the SEC, and on information supplied to us by our directors and officers. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares set forth opposite their respective names.

        As of March 30, 2012, there were 88,854,562 shares outstanding.

Name**	Amount And Nature of Beneficial Ownership of Common Stock	Percent of Total
Cohen & Steers, Inc.(1)	9,052,346	10.19%
The Vanguard Group, Inc.(2)	9,016,183	10.15%
FMR LLC(3)	7,637,932	8.60%
BlackRock, Inc.(4)	6,610,370	7.44%
CBRE Clarion Securities, LLC(5)	4,874,166	5.49%
Vanguard Specialized Funds—Vanguard REIT Index Fund—23-2834924(6)	4,736,506	5.33%
John H. Alschuler, Jr.(7)	61,420	*
Edwin Thomas Burton, III(8)	46,236	*
Stephen L. Green(9)	1,190,417	1.32%
Craig M. Hatkoff(10)	15,347	*
Marc Holliday	337,619	*
Andrew S. Levine	63,581	*
John S. Levy(11)	103,216	*
Andrew Mathias(12)	378,171	*
James Mead	14,717	*
All Directors and Executive Officers as a Group (9 Persons)	2,210,724	2.45%

*
Less than 1%.

**
Unless otherwise indicated, the business address is 420 Lexington Avenue, New York, New York 10170-1881.

(1)
Based on information provided on a Schedule 13G/A filed with the SEC on March 9, 2012, as of February 29, 2012, Cohen & Steers, Inc., Cohen & Steers Capital Management, Inc. and Cohen & Steers Europe S.A., collectively, may be deemed to beneficially own an aggregate of 9,052,346 shares of our common stock. The business address for Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. is 280 Park Avenue, 10th Floor, New York, NY 10017. The business address for Cohen & Steers Europe S.A. is Chausee de la Hulpe 116, 1170 Brussels, Belgium.

(2)
Based on information provided on a Schedule 13G/A filed with the SEC on April 10, 2012, as of March 31, 2012, The Vanguard Group, Inc. may be deemed to beneficially own an aggregate of 9,016,183 shares of our common stock in its capacity as an investment advisor, which includes 58,712 shares of our common stock held by Vanguard Fiduciary Trust Company as a result of its serving as investment manager of collective trust accounts and 94,797 shares of common stock held by Vanguard Investments Australia, Ltd. as a result of its serving as investment manager of Australian investment offerings. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Based on information provided on a Schedule 13G/A filed with the SEC on February 14, 2012, as of December 31, 2011, FMR LLC, Edward C. Johnson 3d, Fidelity Management & Research Company, Pyramis Global Advisors, LLC, Pyramis Global Advisors Trust Company and FIL Limited, or, collectively, Fidelity, may be deemed to beneficially own an aggregate of 7,637,932 shares of our common stock, which includes 7,619,612 shares of our common stock and 18,320 share-equivalents issuable upon the conversion of our 3% convertible bonds. The business address for Fidelity is 82 Devonshire Street, Boston, MA 02109.

(4)
Based on information provided on a Schedule 13G filed with the SEC on February 10, 2012, as of December 30, 2011, BlackRock, Inc., BlackRock Japan Co. Ltd., BlackRock Advisors (UK) Limited, BlackRock Asset Management Deutschland AG, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Capital Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock Fund Managers Limited and BlackRock International Limited, or, collectively, BlackRock, may be deemed to beneficially own an aggregate of 6,610,370 shares of our common stock. The business address for BlackRock is 40 East 52nd Street, New York, NY 10022.

(5)
Based on information provided on a Schedule 13G filed with the SEC on February 13, 2012, as of December 31, 2011, CBRE Clarion Securities, LLC may be deemed to beneficially own an aggregate of 4,874,166 shares of our common stock. The business address for CBRE Clarion Securities, LLC is 201 King of Prussia Road, Suite 600, Radnor, Pennsylvania 19087..

(6)
Based on information provided on a Schedule 13G/A filed with the SEC on January 27, 2012, as of December 31, 2011, Vanguard Specialized Funds—Vanguard REIT Index Fund—23-2834924 may be deemed to beneficially own an aggregate of 4,736,506 shares of our common stock in its capacity as an investment advisor. The business address of Vanguard Specialized Funds—Vanguard REIT Index Fund—23-2834924 is 100 Vanguard Blvd., Malvern, PA 19355.

(7)
Includes 42,000 shares of our common stock subject to options exercisable within 60 days of April 30, 2012 and 19,419 phantom units.

(8)
Includes 18,000 shares of our common stock subject to options exercisable within 60 days of April 30, 2012 and 28,237 phantom units.

(9)
Includes 1,103,190 limited partnership units in SL Green Operating Partnership, L.P. held directly or indirectly through certain partnerships and other similar entities.

(10)
Includes 12,000 shares of our common stock subject to options exercisable within 60 days of April 30, 2012 and 3,347 phantom units.

(11)
Includes 60,000 shares of our common stock subject to options exercisable within 60 days of April 30, 2012 and 43,216 phantom units.

(12)
Includes 66,666 limited partnership units in SL Green Operating Partnership, L.P. held directly or indirectly through certain partnerships and other similar entities.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports and any amendments thereto furnished to us during or with respect to our most recent fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities were satisfied.

LEGAL PROCEEDINGS

        We are not involved in any legal proceeding in which any of our directors or executive officers is adverse to the Company or in any material pending legal proceeding.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures With Respect to Related Party Transactions

        All related party transactions (generally, transactions involving amounts exceeding $120,000 in which directors and executive officers or their immediate family members, or stockholders owning 5% of more of our outstanding common stock have an interest) are subject to approval or ratification in accordance with the procedures described below.

        Our Nominating and Corporate Governance Committee reviews the material facts of all related party transactions and either approves or disapproves the entry into such related party transaction. If advance approval of a related party transaction is not feasible, then the related party transaction will be considered and, if our Nominating and Corporate Governance Committee determines it to be appropriate, ratified, at the next regularly scheduled meeting of our Nominating and Corporate Governance Committee. In determining whether to approve or ratify a related party transaction, our Nominating and Corporate Governance Committee takes into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction.

        No director may participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director must provide all material information concerning the related party transaction to our Nominating and Corporate Governance Committee.

        If a related party transaction will be ongoing, our Nominating and Corporate Governance Committee may establish guidelines for our management to follow in its ongoing dealings with the related party. Thereafter, our Nominating and Corporate Governance Committee, on at least an annual basis, reviews and assesses ongoing relationships with such related party to see that our management is in compliance with our Nominating and Corporate Governance Committee's guidelines and that such related party transaction remains appropriate.

        Related party transactions are disclosed in our SEC filings.

Cleaning/Security/Messenger and Restoration Services

        Through Alliance Building Services, or Alliance, First Quality Maintenance, L.P., or First Quality, provides cleaning, extermination and related services, Classic Security LLC provides security services, Bright Star Couriers LLC provides messenger services, and Onyx Restoration Works provides restoration services with respect to certain properties owned by us. Alliance is partially owned by Gary Green, a son of Stephen L. Green, the chairman of our board of directors. In addition, First Quality has the non-exclusive opportunity to provide cleaning and related services to individual tenants at our properties on a basis separately negotiated with any tenant seeking such additional services. The Service Corporation has entered into an arrangement with Alliance whereby it will receive a profit participation above a certain threshold for services provided by Alliance to certain tenants at certain buildings above the base services specified in their lease agreements. The aggregate amount of fees Alliance paid to the Service Corporation was approximately $2.7 million in 2011, $2.2 million in 2010 and $1.8 million in 2009. The aggregate amount of fees we paid to Alliance for these services (excluding services provided directly to tenants) was approximately $16.1 million in 2011, $14.2 million in 2010 and $14.9 million in 2009.

Management Fees

        S.L. Green Management Corp., a consolidated entity, receives property management fees from an entity in which Stephen L. Green owns an interest. The aggregate amount of fees paid to S.L. Green

Management Corp. from such entity was approximately $420,300 in 2011, $390,700 in 2010 and $351,700 in 2009.

Leases

        Nancy Peck and Company leases 1,003 square feet of space at 420 Lexington Avenue under a lease that ends in August 2015. Nancy Peck and Company is owned by Nancy Peck, the wife of Stephen L. Green. The rent due pursuant to the lease is $35,516 per annum for year one, increasing to $40,000 in year seven.

Brokerage Services

        Cushman & Wakefield Sonnenblick-Goldman, LLC, or Sonnenblick, a nationally recognized real estate investment banking firm, provided mortgage brokerage services to us. Mr. Morton Holliday, the father of Mr. Marc Holliday, was a Managing Director of Sonnenblick at the time of the financings. In 2009, we paid approximately $428,000 to Sonnenblick in connection with the purchase of a sub-leasehold interest and the refinancing of 420 Lexington Avenue.

Marketing Services

        A-List Marketing, LLC, or A-List, provided marketing services to us. Ms. Deena Wolff, a sister of Mr. Marc Holliday, is the founder of A-List. The aggregate amount of fees we paid to A-List for these marketing services was approximately $140,500 in 2011, $86,000 in 2010 and none in 2009.

Other

        Amounts due from related parties at December 31, 2011 and 2010 consisted of the following (in thousands):

	2011	2010
Due from joint ventures	$477	$1,062
Other	3,524	5,233

Related party receivables	$4,001	$6,295

Gramercy Capital Corp.

        In April 2004, we formed Gramercy as a commercial real estate finance business. Gramercy qualified as a REIT for federal income tax purposes and expects to qualify for its current fiscal year.

        At December 31, 2011, we held 3.2 million shares, or approximately 6.3% of Gramercy's common stock. Our total investment of approximately $8.1 million is based on the market value of our common stock investment in Gramercy at December 31, 2011. As we no longer have any significant influence over Gramercy, we account for our investment as available-for-sale securities. During 2011, we sold 2.1 million shares of Gramercy common stock and realized a gain of approximately $4.5 million on the sale. During 2010, we sold 870,000 shares of Gramercy common stock and realized a gain of approximately $1.4 million on the sale. These gains were reclassified out of Accumulated Other Comprehensive Loss.

        Effective May 2005, June 2009 and October 2009, Gramercy entered into lease agreements with an affiliate of ours, for their corporate offices at 420 Lexington Avenue, New York, New York. The first lease is for approximately 7,300 square feet and carries a term of ten years with rents of approximately $249,000 per annum for year one increasing to $315,000 per annum in year ten. The second lease is for approximately 900 square feet pursuant to a lease which ends in April 2015, with annual rent under this lease of approximately $35,300 per annum for year one increasing to $42,800 per annum in year six. The third lease is for approximately 1,400 square feet pursuant to a lease which ends in April 2015, with annual rent under this lease of approximately $67,300 per annum for year one increasing to $80,500 per annum in year six.

        Gramercy was the borrower under a junior participation loan that we held. We sold this loan, which consisted of mortgage and mezzanine financing, for $35.8 million, in May 2011. We realized $1.2 million of additional income upon the sale, which is included in loan loss and other reserves, net of recoveries. Also, Gramercy held a pari passu interest in a mezzanine loan that we held. This loan was repaid in March 2011.

        Marc Holliday, our chief executive officer, remains a board member of Gramercy on the basis described more fully above on page 7.

 OTHER MATTERS

Solicitation of Proxies

        We will pay the cost of solicitation of proxies. Our directors, officers and employees may solicit proxies personally, by telephone, via the Internet or by mail without additional compensation for such activities. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send a Notice of Internet Availability of Proxy Materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. In addition, we intend to utilize the proxy solicitation services of MacKenzie Partners, Inc. at an aggregate estimated cost of $7,500 plus out-of-pocket expenses.

Stockholder Proposals

        Stockholders who, in accordance with the Rule 14a-8 under the Securities Exchange Act of 1934, as amended, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2013 annual meeting must submit their proposals to our Corporate Secretary on or before December 31, 2012.

        Apart from the SEC's Rule 14a-8 that addresses the inclusion of stockholder proposals in our proxy materials, under our bylaws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be timely submitted in writing to Andrew S. Levine, Secretary, at SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881. To be considered timely, we must receive the notice of your intention to introduce a nomination or proposed item of business at our annual meeting:

  •
  not less than 90 days nor more than 180 days prior to the first anniversary of the preceding year's annual meeting; or

  •
  not earlier than the 180th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 20th day following the earlier of the day on which public announcement of the date of such meeting is first made or notice of the meeting is mailed to stockholders, in the event that the date of the annual meeting is advanced by more than seven calendar days or delayed by more than 60 days from such anniversary date.

        Assuming that our 2013 annual meeting is not advanced by more than seven calendar days or delayed by more than 60 days from the anniversary date of the 2012 annual meeting, we must receive notice of your intention to introduce a nomination or other item of business at the 2013 annual meeting after December 21, 2012 and no later than March 21, 2013.

        Any notice of a nomination must contain all information relating to such person (the "Proposed Nominee") and relating to the stockholder giving the notice that is required by our bylaws, including information required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

        Any notice of a nomination or of a proposed item of business must contain, as to the stockholder giving the notice, any Proposed Nominee and any person acting in concert with such stockholder, any beneficial owner of Company Securities (as defined below) with such stockholder, any beneficial owner of Company Securities owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and any person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such stockholder or Stockholder Associated Person (a "Stockholder Associated Person"), the information required by our bylaws, including (i) the name and address of such stockholder, as they appear on SL Green's books, and the current name, business address and residence address of any such Stockholder Associated Person or Proposed Nominee, (ii) as of the date of the notice, the number of shares, if any, of each class of stock or other security of the Company or any affiliate thereof (the "Company Securities") which are owned beneficially and/or of record by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and (iii) as of the date of the notice, whether and the extent to which, such stockholder, Proposed Nominee or Stockholder Associated Person is subject to, or during the past six months has, directly or indirectly (through brokers, nominees or otherwise), engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is (x) for any such stockholder, Proposed Nominee or Stockholder Associated Person, to mitigate loss to or manage risk or benefit from changes in the price of Company Securities or (y) to increase or decrease, disproportionately to the economic interest, the voting power of any such stockholder, Proposed Nominee or Stockholder Associated Person in the Company or any affiliate thereof.

        Any notice of a proposed item of business must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made.

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that such broker will be "householding" communications, including the proxy materials, to your address, "householding" will continue until you are notified otherwise or until you revoke your consent.

        Stockholders who currently receive only one copy of the proxy materials at their address and would like to receive additional copies and/or stockholders who no longer wish to participate in "householding" and would prefer to receive separate proxy materials in the future should direct their request either to their broker or to the Company in writing to SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attention: Investor Relations or by telephone at (212) 594-2700.

        Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request "householding" of their future communications should direct their request either to their broker or to the Company at the address of telephone number above.

 Other Matters

        The Board does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

By Order of our Board of Directors
Andrew S. Levine Secretary

New York, New York
April 30, 2012

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date SL GREEN REALTY CORP. 420 LEXINGTON AVE. SUITE 1800 NEW YORK, NY 10710 AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. AUTHORIZE YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. M45991-P22273 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. SL GREEN REALTY CORP. For All Except For All Withhold All The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) John H. Alschuler, Jr. 02) Stephen L. Green For Against Abstain The Board of Directors recommends you vote FOR the following proposals: 2. To approve, on a non-binding advisory basis, our executive compensation. 3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. 4. To consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof. The undersigned hereby acknowledge(s) receipt of the Notice of the Annual Meeting of Stockholders, the terms of which are incorporated herein by reference, and revoke(s) any proxy or proxies heretofore given with respect to the Annual Meeting. This proxy may be revoked at any time prior to the time voting is declared closed by giving the corporate secretary of SL Green Realty Corp. written notice of revocation or by a subsequently dated proxy, or by casting a ballot at the Annual Meeting. This solicitation of proxies is made by and on behalf of the Board. The validity of this proxy is governed by the Maryland General Corporation Law and applicable federal securities laws. This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the Annual Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M45992-P22273 SL GREEN REALTY CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder(s) hereby appoint(s) Stephen L. Green and Andrew S. Levine, or either of them, as proxies, each with the power to appoint his substitute and hereby authorize(s) them to represent and to vote as designated on the reverse side of this ballot all of the shares of Common Stock of SL GREEN REALTY CORP. that the Stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at The Grand Hyatt New York Hotel, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York at 11:30 A.M., local time on Tuesday June 19, 2012 and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S) AND IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES LISTED ON THE REVERSE SIDE HEREOF AND FOR PROPOSALS 2 AND 3. PLEASE MARK, SIGN AND DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side